                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                   DEVELOPERS DIVERSIFIED REALTY CORPORATION,

                             DDR TRANSITORY SUB INC.

                                       AND

                       AMERICAN INDUSTRIAL PROPERTIES REIT










                          DATED AS OF NOVEMBER 1, 2000

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

ARTICLE 1  THE MERGER............................................................................................1
         1.1      The Merger.....................................................................................1
         1.2      Closing........................................................................................2
         1.3      Effective Time.................................................................................2
         1.4      Effect of Merger on Declaration of Trust and Bylaws............................................2
         1.5      Board of Managers and Officers.................................................................2
         1.6      Effect on Shares...............................................................................2
         1.7      Dissenters' Rights.............................................................................3
         1.8      Share Options and Related Matters..............................................................3
         1.9      Exchange of Certificates; Pre-Closing Dividends; Fractional Shares.............................4
         1.10     Right to Receive Dividends.....................................................................6
         1.11     Additional Merger Consideration................................................................6

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................6
         2.1      Organization and Qualification; Subsidiaries...................................................6
         2.2      Authority Relative to Agreements; Board Approval...............................................7
         2.3      Capital Stock..................................................................................8
         2.4      No Conflicts; No Defaults; Required Filings and Consents.......................................8
         2.5      SEC Matters and Absence of Undisclosed Liabilities.............................................9
         2.6      Litigation; Compliance With Law...............................................................10
         2.7      Absence of Certain Changes or Events..........................................................11
         2.8      Tax Matters; REIT and Partnership Status......................................................11
         2.9      Compliance with Agreements....................................................................13
         2.10     Financial Records; Trust Declaration and Bylaws; Corporate Records............................15
         2.11     Properties....................................................................................15
         2.12     Environmental Matters.........................................................................20
         2.13     Employees and Benefit Plans...................................................................22
         2.14     Labor Matters.................................................................................24
         2.15     No Payments to Employees, Officers or Directors...............................................25
         2.16     Insurance.....................................................................................25
         2.17     Proxy Statement; Additional Filings...........................................................25
         2.18     Takeover Statutes.............................................................................25
         2.19     Opinion of Financial Advisor..................................................................25
         2.20     Knowledge Defined.............................................................................26
         2.21     Investment Company Act of 1940................................................................26

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER...................................................26
         3.1      Organization..................................................................................26
         3.2      Due Authorization.............................................................................26
         3.3      No Conflicts: No Defaults, Required Filings and Consents......................................26
         3.4      Proxy Statement; Additional Filings...........................................................27
         3.5      Investment Company Matters....................................................................27
         3.6      Capital Structure.............................................................................27
         3.7      Litigation; Compliance With Law...............................................................27
         3.8      Funding.......................................................................................28

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                              PAGE
                                                                                                              ----

ARTICLE 4  COVENANTS............................................................................................28
         4.1      Acquisition Proposals.........................................................................28
         4.2      Conduct of Seller's Business Pending Merger...................................................29
         4.3      Other Actions.................................................................................32
         4.4      Releases......................................................................................32
         4.5      DRIP..........................................................................................33

ARTICLE 5  ADDITIONAL COVENANTS.................................................................................33
         5.1      Preparation of the Proxy Statement; Seller Shareholders Meeting...............................33
         5.2      Access to Information: Confidentiality........................................................34
         5.3      Reasonable Efforts; Notification..............................................................35
         5.4      Public Announcements..........................................................................35
         5.5      Transfer and Gains Taxes......................................................................35
         5.6      Benefit Plans and Other Employee Arrangements.................................................36
         5.7      Indemnification From and After the Effective Time.............................................36
         5.8      Declaration of Dividends and Distributions....................................................38
         5.9      Outside Property Management Agreements........................................................39
         5.10     Lend Lease and Manhattan Towers Transactions..................................................39
         5.11     Parent Guarantee..............................................................................39
         5.12     Share Purchase Agreement......................................................................39
         5.13     Lend Lease and Manhattan Towers Agreements....................................................39
         5.14     Voting Agreement by Parent....................................................................39
         5.15     Settlement of Litigation......................................................................40

ARTICLE 6  CONDITIONS...........................................................................................40
         6.1      Conditions to Each Party's Obligation to Effect the Merger....................................40
         6.2      Conditions to Obligations of Parent and Buyer.................................................40
         6.3      Conditions to Obligations of Seller...........................................................44

ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER....................................................................45
         7.1      Termination...................................................................................45
         7.2      Certain Fees and Expenses.....................................................................46
         7.3      Effect of Termination.........................................................................47
         7.4      Amendment.....................................................................................47
         7.5      Extension; Waiver.............................................................................47

ARTICLE 8  GENERAL PROVISIONS...................................................................................48
         8.1      Nonsurvival of Representations and Warranties.................................................48
         8.2      Notices.......................................................................................48
         8.3      Interpretation................................................................................49
         8.4      Counterparts..................................................................................49
         8.5      Entire Agreement; No Third-Party Beneficiaries................................................49
         8.6      Governing Law.................................................................................49

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                              PAGE
                                                                                                              ----

         8.7      Assignment....................................................................................49
         8.8      Enforcement...................................................................................49
         8.9      Severability..................................................................................50
         8.10     Survival......................................................................................50

                             INDEX OF DEFINED TERMS

                                                                                      SECTION WHERE
TERM                                                                                 TERM IS DEFINED
----                                                                                 ---------------

1940 Act                                                                                    2.21
Abstracts                                                                                 2.11(f)
Acquisition Proposal                                                                       4.1(a)
Action                                                                                     2.6(a)
ADA                                                                                       2.11(e)
Additional Filings                                                                         5.1(a)
Affiliates                                                                                 2.8(c)
Agreement                                                                               Introduction
AICPA Statement                                                                            5.1(b)
Allocable Portion                                                                           1.11
Articles of Merger                                                                       Recital B
Anticipated Closing Date                                                                   6.2(m)
Base Amount                                                                                 6.2
Benefit Arrangements                                                                      2.13(h)
Blue Sky Laws                                                                              2.4(e)
Board Manager                                                                            Recital A
Board of Managers                                                                        Recital A
Buyer                                                                                   Introduction
Buyer Base Amount                                                                           7.2
Buyer Break-Up Fee                                                                          7.2
Buyer Break-Up Fee Tax Opinion                                                              7.2
Buyer Properties                                                                          2.11(a)
Buyer Shares                                                                               1.6(a)
Bylaws                                                                                      1.4
Capital Expenditure Budget and Schedule                                                   2.11(i)
CERCLA                                                                                    2.12(e)
Certificates                                                                               1.9(b)
Claim                                                                                    2.12(g)(i)
Closing                                                                                     1.2
Closing Date                                                                                1.2
Code                                                                                       2.8(a)
Comfort                                                                                    5.1(b)
Commitment                                                                                  2.7
Common Consideration                                                                       1.6(c)
Controlled Group Liability                                                                2.13(h)
DDR Properties                                                                              1.11
Development Agreements                                                                     4.2(i)
Development Budget and Schedule                                                           2.11(j)
Development Properties                                                                    2.11(j)

                                                                                      SECTION WHERE
TERM                                                                                 TERM IS DEFINED
----                                                                                 ---------------

Development Property                                                                      2.11(j)
Dissenting Shares                                                                           1.7
DRIP                                                                                       1.9(b)
Effective Time                                                                              1.3
employee benefit plan                                                                     2.13(h)
Employee Benefit Plans                                                                    2.13(h)
Employees                                                                                 2.13(h)
Environmental Claim                                                                     2.12(g)(ii)
Environmental Laws                                                                      2.12(g)(iii)
Environmental Permits                                                                     2.12(a)
Environmental Reports                                                                     2.12(f)
ERISA Affiliate                                                                           2.13(f)
Estoppel Certificates                                                                      6.2(e)
Exchange Act                                                                               2.4(e)
Exchange Agent                                                                             1.9(a)
Exchange Fund                                                                              1.9(a)
Executive Summaries of the Environmental Reports                                          2.12(f)
Filings                                                                                    2.4(e)
Final Dividend                                                                             1.9(a)
Form 10-K                                                                                  2.5(a)
Former Employees                                                                           5.6(b)
GAAP                                                                                       2.5(b)
Government Authority                                                                       2.5(a)
Holders' Agreements                                                                      Recital E
HSR Act                                                                                    2.4(e)
Impact fee                                                                                2.11(c)
Indemnified Parties                                                                        5.7(a)
Indemnified Parties                                                                        5.7(b)
Insurance Policies                                                                          2.16
IRS                                                                                        2.8(a)
Leases                                                                                    2.11(f)
Lend Lease Agreement                                                                        2.4
Lend Lease Properties                                                                     2.11(a)
Lend Lease Transaction                                                                     2.1(c)
Letter of Transmittal                                                                      1.9(b)
Liabilities                                                                                2.5(c)
Liens                                                                                      2.1(d)
Manhattan Towers Agreement                                                                  2.4
Manhattan Towers Properties                                                               2.11(a)
Manhattan Towers Transaction                                                               2.1(c)
Material Adverse Effect                                                                    2.1(c)
Material Leases                                                                           2.11(f)
Materials of Environmental Concern                                                      2.12(g)(iv)
Merger                                                                                   Recital A
Net Other Assets                                                                           6.2(m)

                                                                                      SECTION WHERE
TERM                                                                                 TERM IS DEFINED
----                                                                                 ---------------

Non-Parent Shareholders                                                                     1.11
Option Consideration                                                                        1.8
Outside Property Management Agreement                                                       5.9
Parent                                                                                  Introduction
Partnership Units                                                                          2.3(a)
Pension Plans                                                                             2.13(h)
Permitted Liens                                                                           2.11(a)
Plan                                                                                      2.13(b)
Projects                                                                                  2.11(j)
Property                                                                                  2.11(a)
Property Restrictions                                                                     2.11(a)
Proxy Statement                                                                            5.1(a)
Prudential                                                                                 4.4(b)
Qualified REIT Subsidiary                                                                  2.8(i)
Qualifying Income                                                                           7.2
REIT                                                                                       2.8(b)
REIT Act                                                                                    1.1
REIT Requirements                                                                           7.2
Release                                                                                  2.12(g)(v)
Rent Roll                                                                                 2.11(f)
Resale Properties                                                                           1.11
SEC                                                                                        2.5(a)
Securities Act                                                                             2.4(e)
Securities Laws                                                                            2.5(a)
Seller                                                                                  Introduction
Seller Break-Up Fee                                                                         7.2
Seller Break-Up Fee Tax Opinion                                                             7.2
Seller Incentive Plan                                                                       1.8
Seller Options                                                                              1.8
Seller Reports                                                                             2.5(a)
Seller Shareholders Meeting                                                                5.1(c)
SSB                                                                                        4.4(b)
Subsidiary                                                                                 2.1(b)
Superior Acquisition Proposal                                                               4.1
Surviving Company                                                                           1.1
Surviving Company Preferred Shares                                                         1.6(e)
Surviving Company Shares                                                                   1.6(a)
Target Amount                                                                               6.2
Tax                                                                                        2.8(a)
Tenancy Leases                                                                            2.11(l)
Third Party Provisions                                                                      8.5
Transaction Expenses                                                                       6.2(l)
Transfer and Gains Taxes                                                                    5.5
Trust Common Shares                                                                      Recital E
Trust Declaration                                                                           1.4
Unbudgeted Capital Expenditures                                                            6.2(m)
Unincurred Capital Expenditures                                                            6.2(m)
Welfare Plans                                                                             2.13(h)

                                    EXHIBITS

               Exhibit "A" - Articles of Merger
               Exhibit "B" - DDR Properties
               Exhibit "C" - Forms of Compromise, Settlement and Mutual Release Exhibit "D" - Form of Estoppel Certificate

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 1, 2000, is among Developers Diversified Realty Corporation, an Ohio corporation ("Parent"), DDR Transitory Sub Inc., a Texas corporation ("Buyer"), and American Industrial Properties REIT, a Texas real estate investment trust ("Seller").

                                    RECITALS:

         A. The Boards of Directors of Buyer and Parent and the Board of Trust Managers of Seller (the "Board of Managers," and each individually, a "Board Manager") consider it advisable, subject to the conditions and other provisions contained herein, that Buyer shall merge with and into Seller (the "Merger").

         B. Upon the terms and conditions set forth herein, Buyer and Seller shall execute Articles of Merger (collectively, the "Articles of Merger") in substantially the form attached hereto as Exhibit "A" and shall file such Articles of Merger in accordance with Texas law to effectuate the Merger.

         C. Seller has received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

         D. Parent, Buyer and Seller desire to make certain representations, warranties and agreements in connection with the transactions contemplated hereby.

         E. Parent and Buyer are unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, certain institutional holders of Seller's issued and outstanding common shares of beneficial interest, par value $0.10 per share ("Trust Common Shares"), enter into agreements (the "Holders' Agreements") providing for certain actions relating to the Trust Common Shares owned by them, and such holders have entered into the Holders' Agreements.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with Section 23.40 of the Texas Real Estate Investment Trust Act (the "REIT Act"), Parent shall contribute all of its Trust Common Shares into Buyer and then Buyer shall be merged with and into Seller, with Seller as the surviving real estate investment trust (the "Surviving Company"). The name of the Surviving Company will be American Industrial Properties REIT.

         1.2 Closing. The closing of the Merger (the "Closing") will take place on the later of (i) January 31, 2001 or (ii) within two (2) business days after the date on which the last to be satisfied of the conditions in Article 6 is satisfied or waived, provided, however, if all of the conditions are satisfied or waived prior to the Seller Shareholders Meeting (as defined below) immediately following the meeting (the "Closing Date"), at the offices of Locke Liddell & Sapp, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, unless another date and time or place is agreed to in writing by the parties.

         1.3 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6, the parties shall execute and file the Articles of Merger, in accordance with Texas law, and shall make all other filings and recordings required under Texas law. The Merger shall become effective at such time ("Effective Time") as the Articles of Merger are accepted by both the County Clerk in Dallas County, Texas, and the Secretary of State of the State of Texas, or at such time as Buyer and Seller shall agree should be specified in the Articles of Merger (not to exceed thirty (30) days after the Articles of Merger are accepted for record). Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

         1.4 Effect of Merger on Declaration of Trust and Bylaws. The Third Amended and Restated Declaration of Trust (the "Trust Declaration") of Seller and the Fifth Amended and Restated Bylaws of Seller (the "Bylaws"), as in effect immediately prior to the Effective Time, shall continue in full force and effect after the Merger until further amended in accordance with applicable Texas law.

         1.5 Board of Managers and Officers. The board of trust managers of the Surviving Company shall consist of Scott A. Wolstein, James A. Schoff, Robert H. Gidel and Albert T. Adams, and those persons shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal. Seller shall cause all other members of the Board of Managers of Seller immediately prior to the Effective Time to submit their resignations as Board Managers on or prior to the Closing Date. Immediately prior to the Closing, all officers of Seller shall resign and all officers and directors of all Seller Subsidiaries shall resign.

         1.6 Effect on Shares. Subject to Section 1.7, as of the Effective Time, automatically by virtue of the Merger and without any action on the part of any holder of the following securities or any party hereto:

                  (a) Each common share, $0.01 par value, of Buyer (the "Buyer Shares") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable Trust Common Share of the Surviving Company (the "Surviving Company Shares"). Certificates which, immediately prior to the Effective Time, represented Buyer Shares shall thereafter be deemed to represent the same number of Surviving Company Shares. The Surviving Company shall issue new certificates representing Surviving Company Shares to the shareholders of Buyer on a pro rata basis in accordance with their respective shares of Buyer upon surrender to the Surviving Company of share certificates formerly representing Buyer Shares.

                  (b) Each Trust Common Share issued and outstanding immediately prior to the Effective Time and held by any direct or indirect Seller Subsidiary or in the treasury of


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                                                                          Page 2

Seller, shall be canceled and retired and cease to exist. Each Trust Common Share issued and outstanding immediately prior to the Effective Time and held by Parent, Buyer or any of their respective direct or indirect subsidiaries shall be contributed to Seller and become treasury shares of Seller, which shall be canceled in accordance with the immediately preceding sentence.

                  (c) Each Trust Common Share issued and outstanding immediately prior to the Effective Time, other than those shares referred to in Section 1.6(b) and in Section 1.7, shall, subject to Section 5.8, be converted automatically into the right to receive $13.74 in cash (or such greater amount as determined in accordance with the last paragraph of Section 6.2(m)) (the "Common Consideration"). If Seller makes a distribution or pays to the holders of Trust Common Shares or declares a dividend other than the Final Dividend (as defined in Section 1.9(a)), the Common Consideration payable to holders of Trust Common Shares in the Merger shall be reduced by the amount derived by dividing the aggregate amount of such dividends and distributions by the number of Trust Common Shares issued and outstanding immediately prior to the Effective Time (including, without limitation, the Trust Common Shares held, directly or indirectly, by Parent).

                  (d) Each certificate previously representing Trust Common Shares, other than shares referred to in Section 1.6(b) or in Section 1.7, shall thereafter represent only the right to receive the Common Consideration in accordance with Section 1.6(c) plus any declared but unpaid dividends on the shares represented thereby. The holders of certificates previously representing Trust Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Trust Common Shares except as otherwise provided herein or by law.

         1.7 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, Trust Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has dissented from the Merger in accordance with Sections 25.10, 25.20 and 25.30 of the REIT Act ("Dissenting Shares") shall not be converted into the right to receive the Common Consideration as provided in Section 1.6 and shall not be entitled to any of the additional consideration provided for in Section 1.11, unless and until such holder fails to perfect or withdraws or otherwise loses his right to payment under the REIT Act. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to such payment, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Common Consideration, if any, to which such holder is entitled, without interest thereon, and shall be eligible to receive a pro rata portion of any additional consideration payable under Section 1.11. Seller shall give Buyer prompt notice of any notice of dissent received by Seller and, prior to the Effective Time, Buyer shall have the right to participate in all negotiations and proceedings with respect to such dissents. Prior to the Effective Time, Seller shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such dissents.

         1.8 Share Options and Related Matters. Each option (collectively, the "Seller Options") granted under the Seller's Employee and Trust Manager Incentive Plan, as amended (the "Seller Incentive Plan"), to a person other than Parent, which is outstanding (whether or not then exercisable) immediately prior to the Effective Time and which has not been exercised or canceled prior thereto, shall, at the Effective Time, be canceled and upon the surrender and cancellation of the option agreement representing such Seller Option, the Surviving Company


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                                                                          Page 3
shall pay to the holder thereof at the Closing, with respect to each canceled option, cash in an amount equal to the amount by which the Common Consideration exceeds the option exercise price. The cash payment shall be treated as compensation and shall be net of any applicable federal or state withholding tax (the "Option Consideration"). Seller shall pay at the Effective Time, to each participant having a deferral account under Seller's Deferred Compensation Plan for Non-Employee Trust Managers, cash in an amount equal to the value of his deferral account.

         1.9 Exchange of Certificates; Pre-Closing Dividends; Fractional Shares.

                  (a) From and after the Effective Time, Seller's transfer agent shall act as exchange agent (the "Exchange Agent"). Immediately prior to the Effective Time, (i) if the Closing occurs after the Anticipated Closing Date (as defined in Section 6.2(m)), to the extent such dividend would not cause Seller to fail to satisfy the condition set forth in Section 6.2(m), Seller shall have the right to declare a dividend in the amount per share on each Trust Common Share issued and outstanding immediately prior to the Effective Time (including, without limitation, the Trust Common Shares held, directly or indirectly, by Parent) equal to the amount of cash generated by operations during the period commencing on the fourth day immediately following the Anticipated Closing Date and ending at the close of business on the day immediately preceding the Closing Date (such amount to be certified in writing to Parent and Buyer by Seller's Chief Executive Officer and Chief Financial Officer) divided by the number of Trust Common Shares issued and outstanding on the record date for such dividend or distribution (including, without limitation, the Trust Common Shares held, directly or indirectly, by Parent) (the "Final Dividend"), and shall deposit with the Exchange Agent the aggregate amount required to pay the Final Dividend on each Trust Common Share issued and outstanding immediately prior to the Effective Time (including, without limitation, the Trust Common Shares held, directly or indirectly, by Parent), and (ii) Seller, Buyer and Parent shall deposit with the Exchange Agent, in accordance with the provisions of this
Section 1.9, the aggregate Common Consideration to be paid to Seller's shareholders, excluding the holders of those shares referred to in Section 1.6(b) and in Section 1.7. The aggregate amount deposited by Seller and Buyer under this Section 1.9(a) is sometimes referred to in this Agreement as the "Exchange Fund." Seller shall fund the amount required to pay the Final Dividend solely from the cash generated by operations described above and shall not fund any portion of that amount, directly or indirectly, through borrowings. Seller shall retain the net cash proceeds from the sale of the Manhattan Towers Properties (except to the extent such proceeds must be distributed to shareholders to prevent Seller from having to pay federal income tax) and the Lend Lease Properties, and the Net Other Assets amounts for the deposit required under clause (ii) above, and shall include those net cash proceeds in the deposit made pursuant to clause (ii). If such deposited amounts are insufficient to pay in full the Common Consideration, Parent will fund the deficiency or Parent will cause the Surviving Company to fund such deficiency by drawing down from the Surviving Company 's available line of credit (any associated costs to be borne by Parent and Buyer), and such amount as is necessary to cover any deficiency shall be deposited with the Exchange Agent.

                  (b) Promptly, and in any event within two (2) business days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate that immediately prior to the Effective Time represented Trust Common Shares ("Certificates") (except holders of those shares referred to in Section 1.6(b) and in Section 1.7) (i) a letter of transmittal (the "Letter of Transmittal") that shall specify that delivery shall be effected, and risk


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                                                                          Page 4
of loss and title to the Certificates shall pass, only upon delivery of the Certificates duly endorsed to the Exchange Agent and in such form and with such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates and receiving the Final Dividend (if any) and the Common Consideration in respect thereof. Upon surrender of a Certificate to the Exchange Agent for cancellation together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the amount of the Final Dividend (if any) and the Common Consideration to which such holder shall be entitled, after giving effect to any required withholding tax, and the Certificate so surrendered shall be canceled forthwith. In the event of a transfer of ownership of Trust Common Shares which is not registered in the transfer records of Seller, checks for the Final Dividend (if any) and the Common Consideration to which the registered holder shall be entitled may be issued and paid to the applicable transferee if the Certificate representing such Trust Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably acceptable to the Exchange Agent that any applicable stock transfer taxes have been paid. Immediately following the Effective Time, the Exchange Agent shall (x) pay to the administrator of Seller's Dividend Reinvestment Plan (the "DRIP") or to one or more persons designated by such administrator, an amount equal to the product of (1) the Final Dividend (if any) and the Common Consideration and (2) the number of Trust Common Shares held in the DRIP as of the Effective Time, and (y) make appropriate arrangements for the immediate payment of the Final Dividend (if any) and the Common Consideration to the beneficial owners of any Trust Common Shares that are held in book-entry or other electronic form and for which at the Effective Time there is no Certificate representing the ownership thereof.

                  (c) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Company of any Trust Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company, they shall be canceled and exchanged for the Final Dividend (if any) and the Common Consideration in accordance with this Section 1.9.

                  (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Trust Common Shares two (2) years after the Effective Time shall be delivered to the Surviving Company. Any former holder of Trust Common Shares who has not theretofore complied with this Article 1 shall thereafter look only to the Surviving Company for payment of the Final Dividend (if any) and the Common Consideration, as determined pursuant to this Agreement, without any interest thereon. None of Parent, Buyer, Seller, the Exchange Agent or any other person shall be liable to any former holder of Trust Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Company will issue and pay in exchange for such lost, stolen or destroyed Certificate the Final Dividend (if any) and the Common Consideration.


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                                                                          Page 5

                  1.10 Right to Receive Dividends. Notwithstanding anything in this Agreement to the contrary, any holder of Trust Common Shares who, on the date of the surrender of a Certificate, has not received any dividend or other distribution with respect to such shares with a declared record date on or prior to the date of such surrender shall nevertheless be entitled to receive any such dividend or distribution on the later of the date of such surrender or the payment date of such dividend or distribution.

                  1.11 Additional Merger Consideration. If at any time during the first six months following the Closing Date, Buyer sells all or substantially all of the properties listed on Exhibit B hereto (the "DDR Properties") for a net amount greater than the agreed-upon aggregate values of the DDR Properties set forth on Exhibit B, then the Allocable Portion (as defined below) of such incremental proceeds shall be paid into a trust created for the benefit of the Non-Parent Shareholders (as defined below). The funds, if any, held in such trust shall be distributed not later than nine months after the Closing Date to the Non-Parent Shareholders on a pro rata basis in accordance with their respective holdings of Trust Common Shares immediately prior to the Effective Time. "Allocable Portion" means the amount derived by multiplying the amount of such incremental proceeds from the sale of the DDR Properties by a fraction, the numerator of which is the number of Trust Common Shares held by the Non-Parent Shareholders immediately prior to the Effective Time and the denominator of which is the total number of Trust Common Shares issued and outstanding immediately prior to the Effective Time. "Non-Parent Shareholders" means all holders of Trust Common Shares immediately prior to the Effective Time except for Parent, Buyer, any other direct or indirect Parent subsidiary, and any holder of Trust Common Shares entitled to payment therefor under the REIT Act in accordance with Section 1.7 hereof.


                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Parent and Buyer as follows:

         2.1 Organization and Qualification; Subsidiaries.

                  (a) Seller is a real estate investment trust duly organized and validly existing under the laws of the State of Texas. Seller has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and to perform its obligations hereunder.

                  (b) Each Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate, partnership or limited liability company power and authority, as applicable, to own its properties and carry on its business as it is now being conducted. As used in this Agreement "Subsidiary" means each entity in which Seller owns any direct or indirect equity interest.

                  (c) Seller and each of the Subsidiaries is duly qualified to do business and to the extent legally applicable is in good standing in such jurisdictions in which the ownership of


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                                                                          Page 6
its property or the conduct of its business requires such qualification, except for any jurisdiction in which any failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, "Material
Adverse Effect" means a material adverse effect on the financial condition, results of operations, business or prospects of Seller and the Subsidiaries (to the extent of Seller's interests therein), taken as a whole; provided, however, that any Action brought by a shareholder of Seller or in the name of or on behalf of Seller relating to this Agreement, the Merger, the sale by Seller of its Manhattan Towers Properties (the "Manhattan Towers Transaction") or the transaction to be consummated pursuant to the Lend Lease Agreement (as defined in Section 2.4 below) (the "Lend Lease Transaction") shall be deemed not to have a Material Adverse Effect.

                  (d) Schedule 2.1(d) sets forth the name of each Subsidiary (whether owned directly or indirectly through one or more intermediaries). All of the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by Seller free and clear of all Liens, except as set forth in Schedule 2.1(d). As used in this Agreement, "Liens" means all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever. The following information for each Subsidiary is set forth in Schedule 2.1(d), to the extent applicable: (i) its name and jurisdiction of incorporation or organization; (ii) the type of and percentage interest held by Seller in the Subsidiary and the names of and percentage interest held by the other interest holders, if any, in the Subsidiary; and
(iii) any loans from Seller to, or payments payable to Seller from, the Subsidiary, and the rate of interest thereon.

         2.2 Authority Relative to Agreements; Board Approval.

                  (a) The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by Seller are within Seller's power. Subject to the receipt of the requisite approval of Seller's shareholders and assuming this Agreement and such other documents and instruments constitute binding obligations of Buyer and Parent, this Agreement is, and the other documents and instruments required to be entered into hereunder will be, when executed and delivered by Seller, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) A majority of the Board of Managers not designated by Parent has approved and declared advisable this Agreement and the transactions contemplated hereby in accordance with Texas law, and has determined to recommend that the shareholders of Seller vote in favor of and approve the Merger.

                  (c) Neither the consummation of the Merger pursuant to this Agreement, nor (i) consummation of the transactions contemplated by the Lend Lease Transaction or (ii) consummation of the transactions contemplated by the Manhattan Towers Transaction, will give any person the right to demand payment for that shareholder's shares under the laws of the State


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                                                                          Page 7
of Texas, under the Trust Declaration, or otherwise, except for holders of Trust Common Shares who dissent from the Merger pursuant to and in accordance with the REIT Act.

                  2.3 Capital Stock.

                  (a) Seller's authorized capital stock on the date hereof consists of 500,000,000 Trust Common Shares, and 50,000,000 preferred shares of beneficial interest, $0.10 par value. As of the date hereof, there are 20,992,195 Trust Common Shares issued and outstanding, and no preferred shares issued and outstanding. All such issued and outstanding Trust Common Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights except those granted by contracts identified on Schedule 2.3(a). Seller has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the shareholders of Seller on any matter. Other than (i) the limited partnership units ("Partnership Units") described in Schedule 2.3(a) to this Agreement which may be put to Seller or any Subsidiary by the holders thereof for Trust Common Shares or the cash equivalent thereof (at the option of Seller), (ii) options subject to grant under the option plans described in Schedules 2.3(a) and (b) of this Agreement, or (iii) as described in Schedule 2.3(c) to this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Seller or any Subsidiary to issue, transfer or sell any shares of capital stock or other equity interests of Seller.

                  (b) Except as described in Schedule 2.3(a), no Subsidiary has issued Partnership Units or granted securities convertible into interests in Seller or in any Subsidiary and no Subsidiary is a party to any outstanding commitment of any kind relating to, or any presently effective agreement or understanding with respect to, interests in Seller or in any Subsidiary, whether issued or unissued.

                  (c) Except for Seller's interests in the Subsidiaries or as described in Schedule 2.1(d), none of Seller or any of the Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint business, trust or other legal entity (other than investments in short-term investment securities).

         2.4 No Conflicts; No Defaults; Required Filings and Consents. Neither the execution and delivery by Seller of this Agreement, the agreement among Lend Lease Real Estate Investments, Inc., Seller and certain of Seller's Subsidiaries (the "Lend Lease Agreement") and the agreement relating to the sale of the Manhattan Towers property ("the Manhattan Towers Agreement"), nor the consummation by Seller of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, will:

                  (a) conflict with or result in a breach of any provision of the Trust Declaration or Bylaws;

                  (b) except as described in Schedule 2.4(b), result in a breach or violation of, a default under, or the triggering of any payment or other obligation pursuant to, or accelerate vesting under, any tax protection agreement or other agreement to which Seller or any Subsidiary is a party or by which Seller or any Subsidiary is otherwise bound, or any Seller or Subsidiary


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                                                                          Page 8
stock option plan, option plan or similar compensation plan or any grant or award made under any of the foregoing;

                  (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to Seller or to any of the Subsidiaries;

                  (d) except as described in Schedule 2.4(d), violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Seller or of any of the Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller or any of the Subsidiaries is a party, or by which Seller or any of its Subsidiaries or any of their properties is bound or affected; or

                  (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority (as defined below), other than the Articles of Merger pursuant to Section 1.3 hereof and any filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), state securities laws ("Blue Sky Laws") (collectively, the "Filings"), and any filings required to be made with the Texas State Department of Assessments and Taxation, if any, or any national securities exchange on which the Trust Common Shares are listed.

         2.5 SEC Matters and Absence of Undisclosed Liabilities.

                  (a) Seller has delivered or made available to Parent and Buyer the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed by Seller with the Securities and Exchange Commission ("SEC") and all exhibits, amendments and supplements thereto, including all documents incorporated by reference therein (collectively, the "Form 10-K"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by Seller or relating to the Properties (as defined in Section 2.11(a)) for filing in the three (3) years ending on the date of this Agreement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively the "Seller Reports"). The Seller Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by Seller under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates and as amended through the date of this Agreement, the Seller Reports (other than preliminary materials), (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except to the extent such statements have been modified or superseded by later filed Seller Reports. To Seller's knowledge, there is no unresolved violation asserted by any Government Authority with respect to any of the Seller Reports. As used in this Agreement, "Government Authority" means any government or state (or any subdivision thereof) of or in the


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                                                                          Page 9

United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any government court or tribunal.

                  (b) Each of Seller's balance sheets included in or incorporated by reference into the Seller Reports (including the related notes and schedules) fairly presented the financial position of Seller as of its date and each of the statements of operations, shareholders' equity (deficit) and cash flows included in or incorporated by reference into the Seller Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of Seller for the period covered thereby, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved and in accordance with Regulation S-X promulgated by the SEC, except as may be noted therein and except, in the case of the unaudited statements, for normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (c) Except as and to the extent set forth in the Seller Reports or in any Schedule hereto, to Seller's knowledge, none of Seller or any of the Subsidiaries has any material Liabilities, nor do there exist any circumstances that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, "Liabilities" means, as to any person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's balance sheets or other books and records, including (i) obligations arising from noncompliance with any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind, (ii) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such person as lessee under leases, capital or other, (iv) liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for employees or former employees or their respective families or beneficiaries, (v) reimbursement obligations of such person in respect of letters of credit, (vi) all obligations of such person arising under acceptance facilities, (vii) all liabilities of other persons or entities, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or with respect to which such person is otherwise directly or indirectly liable, (viii) all obligations secured by any Lien on property of such person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of such person's balance sheet.

         2.6 Litigation; Compliance With Law.

                  (a) Except as disclosed in Schedule 2.6(a), there is no action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority (any such item, an "Action") pending or, to Seller's knowledge, threatened against Seller or any of the Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which questions the validity of this Agreement, the Lend Lease Agreement or the Manhattan Towers Agreement or of any action taken or to be taken in connection herewith or therewith. Except as disclosed in Schedule 2.6(a), there are no continuing orders, injunctions or


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                                                                         Page 10
decrees of any Government Authority to which Seller or any of the Subsidiaries is a party or by which any of its properties or assets are bound.

                  (b) None of Seller or any of the Subsidiaries is in material violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties which, if enforced, would, individually or in the aggregate with all other such violations, reasonably be expected to result in a Material Adverse Effect.

         2.7 Absence of Certain Changes or Events. Except as disclosed in
Schedule 2.7 or in any Seller Report, since June 30, 2000, Seller and each of the Subsidiaries has conducted its business only in the ordinary course of such business and has not acquired any real estate or entered into any financing arrangements in connection therewith, and there has not been (a) any change, circumstance or event that would reasonably be expected to result in a Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Trust Common Shares, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by Seller or any of the Subsidiaries, other than Commitments which would not, individually or in the aggregate, be expected to result in a Material Adverse Effect, (d) any change in Seller's accounting principles, practices or methods, (e) any increases by Seller in any bonuses, salaries or other compensation paid or payable to any holder of Trust Common Shares, Board Manager, officer or employee, or (f) any adoption of, or increase in benefits or amounts payable under, any Plan.

         2.8 Tax Matters; REIT and Partnership Status.

                  (a) Seller and each of the Subsidiaries has timely filed with the appropriate taxing authority all tax returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such tax return is complete and accurate in all material respects. All information shown on any such tax return is correct in all material respects, and all material Taxes shown as owed by Seller or by any of the Subsidiaries on any tax return have been paid or accrued, except for Taxes contested in good faith and for which adequate reserves have been taken. As used in this Agreement, "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (as defined below) Section 54A), customs duties, capital stock, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not. Each of Seller and each of the Subsidiaries has properly accrued all Taxes for periods subsequent to the periods covered by such tax returns as required by GAAP. None of Seller or any of the Subsidiaries has executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. None of Seller or any of the Subsidiaries is a party to any pending action or proceeding by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it. No claim has been made by any authority in a jurisdiction where Seller or any of the Subsidiaries does not file tax returns that it is or may be subject to taxation or reporting in that jurisdiction. There is no dispute or claim concerning any information, reporting or tax liability of Seller or of any of the Subsidiaries, (i) claimed or raised


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                                                                         Page 11
by any taxing authority in writing or (ii) as to which Seller or any of the Subsidiaries has knowledge. Seller is a "domestically controlled" REIT within the meaning of Section 897(h)(4)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and to Seller's knowledge, there are no nondomestic registered beneficial owners of Trust Common Shares. To Seller's knowledge, no person or entity which would be treated as an "individual" for purposes of
Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interests in Seller.

                  (b) Seller (i) made a valid election in its federal income tax return for the tax year ended December 31, 1993 to be taxed as a real estate investment trust within the meaning of Section 856 of the Code ("REIT") and has complied in all material respects (and will comply in all material respects) with all applicable provisions of the Code relating to a REIT, for 1993 through the date hereof, (ii) has operated, and will to continue to operate, in such a manner as to qualify as a REIT for 2000 and up to the Effective Time , (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and, no such challenge is pending or threatened, and (iv) to its knowledge, will not be rendered unable to qualify as a REIT for federal income tax purposes as a consequence of the transactions contemplated by this Agreement.

                  (c) Except as described in Schedule 2.8(c), no amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of or in connection with any of the transactions contemplated hereby by any employee, officer, or manager of Seller or of any of the Subsidiaries or of any of their affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act; hereinafter, "Affiliates") who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b) of the Code).

                  (d) Except as described in Schedule 2.8(d), the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by Seller or by any of the Subsidiaries under any contract, stock plan, program, arrangement or understanding currently in effect.

                  (e) Each Subsidiary organized as a partnership or limited liability company (and any other Subsidiary that files tax returns as a partnership for federal income tax purposes) was and, as of the date hereof, continues to be, and will continue to be through the Closing Date, classified as a partnership or as a disregarded entity for federal income tax purposes. Neither Seller nor any Subsidiary holds any asset the disposition of which would be subject to rules similar to (i) Section 1374 of the Code as the result of Internal Revenue Service Notice 88-19, or (ii) those contained in proposed regulations issued under Treasury Regulation Section 1.337(d)-5, or temporary regulations issued under Treasury Regulation Section 1.337(d)-5T, if such regulations were finalized in the form proposed.

                  (f) For each taxable year beginning with Seller's taxable year that ended December 31, 1993, the dividends paid by Seller on the Trust Common Shares have been and


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                                                                         Page 12
will continue to be paid pro rata, with no preference to any Trust Common Share as compared with other shares.

                  (g) Seller has not actively conducted a business (i) from which it earns fees for services it performs and (ii) that would cause (x) Seller's REIT status to be lost or (y) rents from real property to be treated as not rent under the Code.

                  (h) As required by Treasury Regulation Section 1.857-8, Seller has maintained the necessary records regarding the actual ownership of its shares, and has timely made (i.e., by January 30 of each calendar year) the requisite information requests of its shareholders regarding share ownership and has maintained a list of the persons failing or refusing to comply in whole or in part with Seller's demand for statements regarding share ownership.

                  (i) Seller has never owned more than 10% of the voting common shares of any corporation other than a "Qualified REIT Subsidiary," i.e., (i) before 1998, a corporation, all of whose shares were owned by Seller at all times during such corporation's existence, and (ii) after January 1, 1998, a corporation (x) all of whose shares are owned by Seller, and (y) all of whose earnings and profits existing at the time Seller acquired all of its shares are distributed before the end of the tax year in which all of the shares are acquired.

         2.9 Compliance with Agreements.

                  (a) Seller is not in default under or in violation of the Declaration of Trust or the Bylaws and neither Seller nor any of the Subsidiaries is in default under or in violation of any material provision of the respective charter, bylaws, partnership agreement, operating agreement or any similar organizational document of such Subsidiaries.

                  (b) Since January 1, 1997, each of Seller and each of the Subsidiaries has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Government Authority and all other reports and statements required to be filed by it, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, and has paid all fees or assessments due and payable in connection therewith. There is no unresolved violation asserted by any regulatory agency of which Seller has received any written notice which, if resolved in a manner unfavorable to Seller or any Subsidiary, would, individually or in the aggregate with all other such violations, reasonably be expected to result in a Material Adverse Effect.

                  (c) Schedule 2.9(c) sets forth (i) a description of all material indebtedness of Seller and of each of the Subsidiaries, whether unsecured or secured or collateralized by mortgages, deeds of trust or other security interests in the Property (as defined in Section 2.11(a)) or any other assets of Seller or of any Subsidiary, or otherwise and (ii) each Commitment currently in effect entered into by Seller or by any of the Subsidiaries (including any guarantees of any third party's debt or any obligations in respect of letters of credit issued for Seller's or any Subsidiary's account) which may result in total payments or liability in excess of $100,000, excluding Commitments that are terminable on thirty (30) days or less notice, and excluding Commitments the breach of which would not, individually or in the aggregate with all other such breaches, reasonably be expected to result in a Material Adverse Effect. Neither


--------------------------------------------------------------------------------

Seller nor any of the Subsidiaries is in default, and, to Seller's knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, under any of the documents described in clause
(i) or (ii) of the first sentence of this paragraph or in respect of any payment obligations thereunder. All joint venture and partnership agreements to which Seller or any of the Subsidiaries is a party as of the date hereof are described in Schedule 2.9(c), all of which are in full force and effect as against Seller or the applicable Subsidiary and, to Seller's knowledge, as against the other parties thereto, and none of Seller or any of the Subsidiaries is in default, and, to Seller's knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, with respect to any obligations thereunder, except as would not, individually or in the aggregate with all other such defaults, reasonably be expected to result in a Material Adverse Effect. To Seller's knowledge, the other parties to such agreements are not in breach of any of their respective obligations thereunder, except as would not, individually or in the aggregate with all other such defaults, reasonably be expected to result in a Material Adverse Effect. To Seller's knowledge, there is no condition with respect to any of the Subsidiaries (including with respect to the partnership agreements for the Subsidiaries that are partnerships) that would, individually or in the aggregate with all other such conditions, reasonably be expected to result in a Material Adverse Effect.

                  (d) Except as disclosed in any other Schedule hereto, Schedule 2.9(d) sets forth a complete and accurate list of all material agreements to which Seller or any of the Subsidiaries is a party as of the date hereof relating to the development or construction of, additions or expansions to, or management or leasing services for, light industrial properties or office buildings or other real properties which are currently in effect and under which Seller or any of the Subsidiaries currently has, or expects to incur, any material obligation.

                  (e) Except for (i) agreements made in the ordinary course of business with a maturity of less than one (1) year or that are terminable on thirty (30) days or less notice, and (ii) agreements the breach or nonfulfillment of which would not, individually or in the aggregate with all other such breaches or nonfulfillments, reasonably be expected to result in a Material Adverse Effect, Schedule 2.9(e) sets forth a complete and accurate list of all material agreements to which Seller or any Subsidiary is a party as of the date hereof which are not listed in any other Schedule hereto and are not exhibits to any filing made by Seller with the SEC. Each of the Lend Lease Agreement, the Manhattan Towers Agreement and each agreement listed on Schedule 2.9(e) is in full force and effect as against Seller and, to Seller's knowledge, as against the other parties thereto, no payments, if any, are delinquent, no notice of default thereunder has been sent or received by Seller or any of the Subsidiaries, and, to Seller's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default thereunder, except for any such default that would not, individually or in the aggregate with all other such defaults, reasonably be expected to result in a Material Adverse Effect.

                  (f) Seller has no written policies regarding transactions with Affiliates. Schedule 2.9(f) lists all existing agreements with Affiliates relating to matters other than employment or severance, each of which employment or severance agreement is listed on Schedule 2.13(a).


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

         2.10 Financial Records; Trust Declaration and Bylaws; Corporate
Records.

                  (a) The books of account and other financial records of Seller and of each of the Subsidiaries are in all material respects true and complete, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Seller Reports.

                  (b) Seller has delivered or made available to Buyer true and complete copies of the Trust Declaration and the Bylaws, as amended to date, and the charter, bylaws, organizational documents, partnership agreements and joint venture agreements of the Subsidiaries, and all amendments thereto. All such documents are listed on Schedule 2.10(b).

                  (c) The minute books and other records of corporate, trust or partnership proceedings of Seller and of each of the Subsidiaries contain accurate records of all meetings of the equity holders, managers and other governing bodies thereof and accurately reflect in all material respects all other corporate action of the managers, shareholders and directors and any committees of the Board of Managers and of the Subsidiaries which are corporations and all actions of the partners of the Subsidiaries which are partnerships.

         2.11 Properties.

                  (a) Schedule 2.11(a) sets forth a complete and accurate list and the address of all real property owned or leased by Seller or by any of the Subsidiaries or otherwise used by Seller or by any of the Subsidiaries in the conduct of their business or operations. That real property, together with the land at each address referenced in Schedule 2.11(a) and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land shall be referred to individually as a "Property" and collectively as the "Properties." Seller, or, in the case of properties owned by Subsidiaries, the Subsidiary or trustees holding legal title solely for the benefit of a Subsidiary indicated in Schedule 2.11(a), owns good and indefeasible fee simple title (or, if so indicated in Schedule 2.11(a), leasehold title) to each of the Properties, in each case free and clear of any Liens, title defects, common restrictions or covenants, laws, ordinances or regulations affecting use or occupancy (including zoning regulations and building codes) or reservations of interests in title (collectively, "Property Restrictions"), except for (i) Permitted Liens, (ii) Property Restrictions imposed or promulgated by law or by any Government Authority which are customary and typical for similar properties, and (iii) the obligations relating to the properties identified as Lend Lease Properties on
Schedule 2.11(a) (the "Lend Lease Properties") arising under the Lend Lease Agreement and the obligations relating to the properties identified as Manhattan Towers Properties on Schedule 2.11(a) (the "Manhattan Towers Properties") arising under the Manhattan Towers Agreement. As used in this Agreement, "Permitted Liens" means (u) Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) for taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings in each case, and with respect to which adequate reserves or other appropriate provisions are being maintained by Seller or the Subsidiaries to the extent required by GAAP, (v) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) imposed by law and created in the ordinary course of business for amounts not yet


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

overdue or which are being contested in good faith by appropriate proceedings, and in each case with respect to which adequate reserves or other appropriate provisions are being maintained by Seller or the Subsidiaries to the extent required by GAAP and which do not exceed $25,000 in the aggregate, (w) the Leases, (x) easements, rights-of-way and covenant restrictions which are customary and typical for properties similar to the Properties and which do not
(1) interfere materially with the ordinary conduct of any Property or the business of Seller and the Subsidiaries as a whole or (2) detract materially from the value or usefulness of the Property to which they apply, (y) the Liens which were granted by Seller or any of the Subsidiaries to lenders pursuant to credit agreements in existence on the date hereof which are described in
Schedule 2.9(c), and (z) such imperfections of title and encumbrances, if any, as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. To Seller's knowledge, none of the Permitted Liens interferes with, impairs, or is violated by the present use, occupancy or operation (or if applicable, development) of any Property that is not included in the Lend Lease Properties or in the Manhattan Towers Properties (the Properties not included in the Lend Lease Properties or the Manhattan Towers Properties, the "Buyer Properties") and none of the Property Restrictions interferes with, impairs, or is violated by, the existence of any building or other structure or improvement which constitutes a part of, or the present use, occupancy or operation (or, if applicable, development) of, any Buyer Property, except, in each such case, to the extent that any interference, impairment or violation would not, individually or in the aggregate with all other such items, reasonably be expected to have a Material Adverse Effect. American Land Title Association policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued by national title insurance companies insuring the fee simple or leasehold, as applicable, title of Seller or a Subsidiary or a trustee holding legal title solely for the benefit of a Subsidiary, as applicable, to each of the Buyer Properties in amounts at least equal to the original cost thereof, subject only to Permitted Liens, and to Seller's knowledge, all such policies are valid and in full force and effect and no claim has been made under any such policy.

                  (b) Except as described in Schedule 2.11(b), Seller has no knowledge (i) that any currently required certificate, permit or license (including building permits and certificates of occupancy for tenant spaces) from any Government Authority having jurisdiction over any Property or any agreement, easement or other right that is necessary to permit the lawful use, occupancy or operation of the existing buildings, structures or other improvements that constitute a part of any of the Properties or which are necessary to permit the lawful use and operation of any existing driveways, roads or other areas of ingress and egress to and from any of the Properties has not been obtained or is not in full force and effect, or of any pending threat of modification or cancellation of any of same, or (ii) of any violation by any Property of any federal, state or municipal law, ordinance, order, regulation or requirement, including any applicable zoning law or building code, arising from the use or occupancy of such Property or otherwise. Except as described in
Schedule 2.11(b), Seller has no knowledge of any current uninsured physical damage to any Buyer Property in excess of $25,000. To Seller's knowledge, except for repairs identified in the Capital Expenditure Budget and Schedule (as defined below in Section 2.11(i)), each Buyer Property: (x) is in good operating condition and repair and is structurally sound and free of defects, with no material alterations or repairs being required thereto under applicable law or insurance company requirements, and (y) consists of sufficient land areas, driveways and other improvements and lawful means of access and utility service and capacity to permit the use thereof in the manner and for the purposes to which it is presently devoted (or, in the case of the Development Properties (as defined below in Section 2.11(j)), for


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                                                                         Page 16
the development and operation thereon of the applicable Project), except, in each such case, to the extent that failure to meet such standards would not, individually or in the aggregate with all other such failures, reasonably be expected to have a Material Adverse Effect.

                  (c) Seller has no knowledge (i) except as described in
Schedule 2.11(c) that any condemnation, eminent domain or rezoning proceedings are pending or threatened with respect to any of the Buyer Properties, (ii) except as described in Schedule 2.11(c), that any road widening or change of grade of any road adjacent to any Buyer Property is underway or has been proposed, (iii) of any proposed change in the assessed valuation of any Buyer Property other than customarily scheduled revaluations, (iv) of any special assessment made or threatened against any Property, or (v) that any of the Buyer Properties is subject to any so-called "impact fee" or to any agreement with any Government Authority to pay for sewer extension, oversizing utilities, lighting or like expenses or charges for work or services by such Government Authority, except, in the case of each of the foregoing, to the extent that same would not, individually or in the aggregate with all other such items, reasonably be expected to have a Material Adverse Effect.

                  (d) To Seller's knowledge, each of the Buyer Properties is an independent unit which does not rely on any facilities located on any property not included in such Property to fulfill any municipal or governmental requirement or for the furnishing to such Property of any essential building systems or utilities, other than facilities the benefit of which inures to the Buyer Properties pursuant to one or more valid easements. Each of the Buyer Properties is served by public water and sanitary systems and all other utilities, and, to Seller's knowledge, each of the Buyer Properties has lawful access to public roads, in all cases sufficient for the current use and occupancy of that Property (or, in the case of the Development Properties, for the development and operation thereon of the applicable Project (as defined herein)). To Seller's knowledge, all parcels of land included in each Buyer Property that purport to be contiguous are contiguous and are not separated by strips or gores. To Seller's knowledge, no portion of any Buyer Property lies in any flood plain area (as defined by the U.S. Army Corps of Engineers or otherwise) or includes any wetlands or vegetation or species protected by any applicable laws. To Seller's knowledge, no improvements constituting a part of any Buyer Property encroach on real property not constituting a part of such Property.

                  (e) Except for matters addressed in the Capital Expenditure Budget and Schedule, no Property fails to comply with the requirements of the Americans With Disabilities Act (the "ADA") except for such noncompliance as Seller reasonably believes will not, individually or in the aggregate, have a Material Adverse Effect.

                  (f) Seller has provided to Parent and Buyer an accurate rent roll for each Buyer Property as of September 30, 2000 (the "Rent Roll"), which identifies and accurately describes each lease of space in each Buyer Property (collectively, the "Leases"). Seller has delivered to Parent and Buyer an abstract of each Lease (the "Abstracts") which accurately describes the material terms thereof. With respect to each Lease for premises larger than 20,000 square feet of rentable space (each a "Material Lease" and collectively, the "Material Leases"), except as described in Schedule 2.11(f) and except for matters that are not, individually or in the aggregate, reasonably expected to have a material effect on any Buyer Property, (i) each of the Material Leases is valid and subsisting and in full force and effect as against each party thereto, and has not been amended, modified or supplemented, other than by any amendment, modification or supplement that has been provided to Parent and Buyer, (ii) the tenant under


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                                                                         Page 17
each of the Material Leases is in actual possession of the premises leased thereunder, (iii) no tenant under any Material Lease is more than thirty (30) days in arrears in the payment of rent, (iv) none of Seller or any of the Subsidiaries has received any written notice from any tenant under any Material Lease of its intention to vacate, (v) none of Seller or any of the Subsidiaries has collected payment of rent under any Material Lease (other than security deposits) for a period which is more than one (1) month in advance, (vi) no notice of default has been sent or received by the landlord under any Material Lease with respect to any defect that remains uncured as of the date hereof, no default has occurred under any Material Lease and, to Seller's knowledge, no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a default under any Material Lease, (vii) no tenant under any of the Material Leases has any purchase option or kick-out right or is entitled to any concession, allowance, abatement, set-off, rebate or refund,
(viii) none of the Material Leases and none of the rents or other amounts payable thereunder has been assigned, pledged or encumbered except in connection with financing secured by the applicable Buyer Property, which is described in
Schedule 2.9(c), (ix) no brokerage or leasing commission or other compensation is due or payable to any Person with respect to or on account of any of the Material Leases or any extensions or renewals thereof, (x) except as set forth in the Abstracts, no space of a material size in any Buyer Property is occupied by a tenant rent-free, (xi) no tenant under any of the Material Leases has asserted any claim which is likely to affect the collection of rent from such tenant, and (xii) the landlord under each Material Lease has fulfilled all of its obligations thereunder in respect of tenant improvements and capital expenditures. Other than the tenants identified in the Rent Roll and Abstracts and parties to easement agreements which constitute Permitted Liens, no third party has any right to occupy or use any portion of any Buyer Property. The Rent Roll or Abstracts include a budget for all material tenant improvements and similar material work required to be performed by the lessor under each of the Material Leases.

                  (g) Schedule 2.11(g) sets forth a complete and accurate list of all material commitments, letters of intent or written understandings made or entered into by Seller or any of the Subsidiaries as of the date hereof (i) to lease any space larger than 20,000 rentable square feet at any of the Buyer Properties, (ii) to sell, mortgage, or pledge any Buyer Property or to otherwise enter into a material transaction or arrangement in respect of the ownership or financing of any Buyer Property, or (iii) to purchase or acquire an option, right of first refusal or similar right in respect of any real property, which, in any such case has not yet been reduced to a written lease or contract, and sets forth with respect to each such commitment, letter of intent or other understanding the principal terms thereof.

                  (h) Except as set forth in the Rent Roll or Abstracts, and except for certain rights of first refusal which are set forth in the sections of the partnership agreements referenced in Schedule 2.1(d) and which relate to partnerships in which Seller, directly or indirectly, owns less than a 100% interest, none of Seller or any of the Subsidiaries has granted any outstanding options or has entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease, lease or other transfer of all or any part of any Buyer Property, and no person has any right or option to acquire, or right of refusal with respect to, Seller's or any Subsidiary's interest in any Buyer Property or any part thereof. Except as described in
Schedule 2.11(h), none of Seller or any Subsidiary has any outstanding options or rights of first refusal or has entered into any outstanding contracts with others for the purchase of any real property.


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

                  (i) Schedule 2.11(i) contains a complete and accurate description of any material noncompliance by any Property, to Seller's knowledge, with any law, ordinance, code, health and safety regulation or insurance requirement (except for the ADA, which is addressed in this respect in Section 2.11(e) above) other than such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Schedule 2.11(i) also sets forth Seller's and each Subsidiary's capital expenditure budget and schedule for each Buyer Property (the "Capital Expenditure Budget and Schedule"), which describes the capital expenditures which Seller or any Subsidiary has budgeted for such Property that was acquired prior to January 1, 2000 for the period from January 1, 2000 through December 31, 2000 and the expected capital expenditures from February 1, 2001 through May 31, 2001. To Seller's knowledge, the costs and time schedules for 2000 and 2001 (February through May 2001) set forth in the Capital Expenditure Budget and Schedule are reasonable estimates and projections. Except as described in
Schedule 2.11(i), there are no outstanding, or to Seller's knowledge, threatened requirements of any insurance company which has issued an insurance policy covering any Buyer Property, or of any board of fire underwriters or other body exercising similar functions, requiring any repairs or alterations to be made to any Buyer Property.

                  (j) Schedule 2.11(j) contains a list of each Buyer Property which consists of or includes undeveloped land or which is in the process of being developed or rehabilitated (each, a "Development Property," and collectively, the "Development Properties") and a brief description of the development or rehabilitation intended by Seller or any Subsidiary to be carried out or completed thereon (collectively, the "Projects"), including any budget and development or rehabilitation schedule therefor prepared by or for Seller or any Subsidiary (collectively, the "Development Budget and Schedule"). Except as disclosed in Schedule 2.11(j), each Development Property is zoned for the lawful development thereon of the applicable Project, and the Trust or a Subsidiary has obtained all permits, licenses, consents and authorizations required for the lawful development or rehabilitation thereon of such Project, except only for such failure to meet the foregoing standards as would not, individually or in the aggregate with all other such failures, reasonably be expected to have a Material Adverse Effect. Except as described in Schedule 2.11(j), to Seller's knowledge, there are no material impediments to or constraints on the development or rehabilitation of any Project in all material respects within the time frame and for the cost set forth in the Development Budget and Schedule applicable thereto. In the case of each Project, the development of which has commenced, to Seller's knowledge, the costs or expenses incurred in connection with such Project and the progress thereof are, except as described in Schedule 2.11(j), consistent and in compliance in all material respects with all aspects of the Development Budget and Schedule applicable thereto. All development and rehabilitation efforts with respect to the Development Properties and the Project have ceased.

                  (k) Seller has disclosed to Buyer all adverse matters known to Seller with respect to or in connection with the Buyer Properties (including the Leases and the Tenancy Leases), which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (l) The ground leases underlying the leased Buyer Properties referenced in Schedule 2.11(a) (collectively, the "Tenancy Leases") are listed in Schedule 2.11(l). Each of the Tenancy Leases is valid, binding and in full force and effect against the applicable Subsidiary and, to Seller's knowledge, against the other party thereto. Except as indicated in Schedule 2.11(l),


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                                                                         Page 19
none of the Tenancy Leases is subject to any pledge, lien, sublease, assignment, license or other agreement granting to any third party any interest in or any right to the use or occupancy of any premises leased thereunder. To Seller's knowledge, except as described in Schedule 2.11(l), there is no pending or threatened proceeding which is reasonably likely to interfere with the quiet enjoyment of the tenant under any of the Tenancy Leases. Except as described in
Schedule 2.11(l), no payments under any Tenancy Lease are delinquent and no notice of default thereunder has been sent or received by Seller or any of the Subsidiaries. There does not exist under any of the Tenancy Leases any default, and, to Seller's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate with all other such defaults, be reasonably expected to have a Material Adverse Effect.

                  (m) Each of Seller and each of the Subsidiaries has good and sufficient title to all the personal and other property and assets reflected in their books and records as being owned by them (including those reflected in the balance sheets of Seller and the Subsidiaries as of June 30, 2000, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, except for Permitted Liens which are not, individually or in the aggregate, reasonably expected to have a material adverse effect on any Property.

         2.12 Environmental Matters.

                  (a) Except as disclosed on Schedule 2.12(a), to Seller's knowledge, each of Seller and the Subsidiaries has obtained and now maintains as currently valid and effective all permits required to be possessed by Seller or its Subsidiaries under Environmental Laws (the "Environmental Permits") in connection with the operation of its businesses and properties, all of which are listed in Schedule 2.12(a), except where the failure to have such Environmental Permit would not individually or in the aggregate with all other failures to have a required Environmental Permit, reasonably be expected to result in a Material Adverse Effect. To Seller's knowledge, except as disclosed in the Environmental Reports (as defined below), each of Seller and the Subsidiaries, and each Property, is in compliance with all terms and conditions of the Environmental Permits and all Environmental Laws, except for any noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller or a Subsidiary. Seller has no knowledge of any actually and currently existing circumstances that may prevent or interfere with such compliance in the future.

                  (b) Each of Seller and the Subsidiaries has made available to Parent and Buyer all material written information and written communications (whether from a Government Authority, citizens' group, employee or other person) in its possession or control regarding (i) alleged or suspected noncompliance of any of the Properties with any Environmental Laws or Environmental Permits or
(ii) alleged or suspected liability of Seller or any Subsidiary under any Environmental Law.

                  (c) There are no environmental liens or encumbrances on any of the Properties and, to Seller's knowledge, no government actions have been taken or are in process which are reasonably likely to subject any Property to such liens or other encumbrances that would prevent the use of such Property as currently conducted.

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                                                                         Page 20

                  (d) No Environmental Claim (as defined below) with respect to the operations or the businesses of Seller or of any Subsidiary, or with respect to the Properties, has been asserted or, to Seller's knowledge, threatened, and, to Seller's knowledge, no circumstances exist with respect to Seller or any of the Subsidiaries or the Properties that would reasonably be expected to result in any Environmental Claim being asserted, in any such case, (i) against (x) Seller or any of the Subsidiaries, or (y) any person whose liability for any Environmental Claims Seller or any of the Subsidiaries has or may have retained or assumed either contractually or by operation of law, and (ii) which would reasonably be expected to have a Material Adverse Effect.

                  (e) Except as disclosed in Schedule 2.12(e) or set forth in the Environmental Reports: (i) none of Seller or any of the Subsidiaries has been notified or has reason to believe that it will be notified of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalent pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601, et seq., or analogous state or foreign laws, (ii) to Seller's knowledge, no Materials of Environmental Concern are present on, in or under any Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, (iii) and to Seller's knowledge, none of Seller, any Subsidiary or any tenant of any Property has Released or arranged for the Release of any Materials of Environmental Concern at any location to an extent or in a manner which would reasonably be expected to result in a Material Adverse Effect on the Property, (iv) to Seller's knowledge, no underground storage tanks, surface disposal areas, pits, ponds, lagoons, open trenches or equipment is present at any Property, (iv) to Seller's knowledge, no transformers, capacitors or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at any Property, except for any such transformers, capacitation or other equipment owned by any utility company, and (vi) to Seller's knowledge, no employee, agent, contractor, subcontractor or tenant of Seller or any of the Subsidiaries is now or has in the past been exposed to friable asbestos or asbestos-containing material at any Property.

                  (f) Seller has made available to Buyer the most recent Phase I environmental reports prepared for Seller or the Subsidiaries or otherwise in the possession of any of them with respect to the environmental condition of any Property (collectively, the "Environmental Reports").

                  (g) For purposes of this Section 2.12, the terms listed below have the following meanings:

                           (i) "claim" means any action, cause of action, suit, controversy, trespass, judgment, execution, claim, liability or demand whatsoever, in law or equity.

                           (ii) "Environmental Claim" means any notice of investigation or claim or notice (written or oral) by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from
         (x) the presence, generation, transportation, treatment, use, storage, disposal or Release of Materials of Environmental Concern or the threatened

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                                                                         Page 21

         Release of Materials of Environmental Concern at any location, or (y) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

                           (iii) "Environmental Laws" means federal, state, local, provincial, municipal and foreign laws, ordinances, principles of common law, rules, orders, governmental policies, statutes, regulations, agreements with any Governmental Authority, and treaties, relating to the pollution or protection of the environment or of flora or fauna or their habitat or of effects of Materials of Environmental Concern upon human health and safety, or to the cleanup or restoration of the environment, including, but not limited to, any laws relating to
         (x) generation, treatment, storage, disposal or transportation of wastes, emissions or discharges or protection of the environment from the same, and (y) exposure of persons to, or Release or threat of Release, Materials of Environmental Concern.

                           (iv) "Materials of Environmental Concern" means all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products and hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. Section 9601(14)), or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

                           (v) "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration.

         2.13 Employees and Benefit Plans.

                  (a) Schedule 2.13(a) sets forth a complete and accurate list of all employment agreements with employees of Seller or of any of the Subsidiaries. Except for the employees who are parties to such employment agreements, all of the employees of Seller and of each of the Subsidiaries are employed in an at-will status (except for restrictions or limitations on the at-will status of such employees imposed by federal and state law and general principles of law or equity).

                  (b) Schedule 2.13(b) sets forth a complete and accurate list of all Employee Benefit Plans (as defined below) and all material Benefit Arrangements (as defined below) which affect Employees (as defined below) maintained or contributed to, or required to be contributed to, by Seller or an ERISA Affiliate (as defined below) within the last six (6) years for the benefit of any Employees of Seller or of any of the Subsidiaries (each, a "Plan").

                  (c) With respect to each Plan, (i) Seller and each of the Subsidiaries is and always been in compliance in all material respects with the terms of that Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, (ii) Seller and each of the Subsidiaries has timely contributed to each Pension Plan not less than the amounts accrued for such plan for all plan periods for which payment is due, and
(iii) none of Seller or any ERISA Affiliate has any funding commitment or other liabilities except as reserved for in the financial statements included in or incorporated by reference into the Reports, except, in the case of each of clauses (i) through (iii), for such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.


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

                  (d) None of Seller or any ERISA Affiliate has made any commitment to establish any new Employee Benefit Plan, to modify any Employee Benefit Plan, or to increase benefits or compensation of Employees of Seller or of any of the Subsidiaries (except for normal increases in compensation consistent with past practices), and to Seller's knowledge, no intention to do so has been communicated to Employees of Seller or of any of the Subsidiaries.

                  (e) There are no pending or, to Seller's knowledge, anticipated claims, actions, suits, proceedings or investigations against or otherwise involving any of the Plans or any fiduciaries thereof with respect to their duties to the Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any Plan.

                  (f) Neither Seller nor any entity under "common control" with Seller within the meaning of Section 4001 of ERISA ("ERISA Affiliate") has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Section 3(37) and 4001(a)(3) of ERISA).

                  (g) Except as described in Schedule 2.13(g), Seller and the Subsidiaries do not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits, except as otherwise required under Section 601, et seq., of ERISA, to any Employee after his retirement or termination of employment and, to Seller's knowledge, Seller and the Subsidiaries have never represented, promised or contracted (whether in oral or written form) to any Employee or former Employee that such benefits would be provided.

                  (h) For purposes hereof, "Employee Benefit Plans" means each and all "employee benefit plans" as defined in Section 3(3) of ERISA maintained or contributed to by a party hereto or in which a party hereto participates or participated and which provides benefits to Employees, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA, including retirement medical and life insurance ("Welfare Plans"), and
(ii) any such plans that constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans"). "Benefit Arrangements" means life and health, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, individual employment, consultation or severance and other polices or practices of a party hereto providing employee or executive compensation or benefits to Employees, other than Employee Benefit Plans. "Employees" means all current employees, former employees and retired employees of a party hereto or of any of the Subsidiaries, including employees on disability, layoff or leave status. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601, et seq., of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Plans.

                  (i) To Seller's knowledge, with respect to each plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code:
(i) there does not exist any accumulated deficiency within the meaning of
Section 412 of the Code or Section 302 of ERISA,

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                                                                         Page 23
whether or not waived, (ii) the fair market value of the assets of such plan equals or exceeds the actuarial present value of all accrued benefits under the plan (whether or not vested), on a termination basis, (iii) no reportable event within the meaning of Section 4043(c) of ERISA has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event; and (iv) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full.

                  (j) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of Seller or the Surviving Corporation following the Closing. Without limiting the generality of the foregoing, neither Seller nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

                  (k) Except as set forth in Schedule 2.13(k), neither the execution and delivery of this Agreement, the Lend Lease Agreement and the Manhattan Towers Agreement, nor the consummation of the transactions contemplated hereby and thereby (either alone or in conjunction with any other event) will result in, cause the accelerated vesting or delivery of, or increase the amount or value of any payment or benefit to any employee of Seller or of any Subsidiary.

                  (l) Except as set forth in Schedule 2.13(l), each of the Plans has been operated and administered in all material respects in accordance with the terms of the Plan and all applicable laws.

                  (m) Except as set forth on Schedule 2.13(m), with respect to each of the Plans, Seller or any ERISA Affiliate is not obligated to continue any such Plan beyond the Closing Date.

                  (n) Each of the Pension Plans intended to be "qualified" within the meaning of Code Section 401(a) is so qualified. Each Plan that is intended to qualify for favorable tax treatment under Code Section 125 so qualifies and has been operated in material compliance with Code Section 125.

                  (o) There is sufficient liquidity of assets in each of the funded Plans to promptly pay for the benefits earned and other liabilities owed under such Plan. With respect to each of the Plans, no insurance contract, annuity contract, or other agreement or arrangement with any financial or other organization would impose any penalty, discount or other reduction on account of the withdrawal of assets from such organization or the change in the investment of such assets.

                  (p) All Form 5500s for each Plan required to be filed by Seller in the last six (6) years have been filed.

         2.14 Labor Matters. None of Seller nor any of the Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. Except for the matters described in Schedule 2.14 (none of which matters would, individually or in the aggregate with all other such matters, reasonably be expected to have a Material Adverse Effect), there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Seller, threatened against Seller or any of

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                                                                         Page 24
the Subsidiaries. To the knowledge of Seller, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Seller or of any of the Subsidiaries.

         2.15 No Payments to Employees, Officers or Directors. Schedule 2.15 contains a true and complete list of all cash and noncash payments which will become payable to each employee, officer or director of Seller or any Subsidiary as a result of or in connection with the Merger, the Lend Lease Transaction or the Manhattan Towers Transaction or those transactions taken as a whole. Except as set forth in Schedule 2.15, there is no employment or severance contract or other agreement requiring payments, cancellation of indebtedness or other obligations to be made or satisfied on a change of control or otherwise as a result of or in connection with the Merger, the Lend Lease Transaction or the Manhattan Towers Transaction or those transactions taken as a whole, with respect to any employee, officer or director of Seller or any Subsidiary.

         2.16 Insurance. Seller maintains insurance policies covering the assets, business, equipment, properties, operations, employees, officers, managers, and directors of Seller and of each of the Subsidiaries (collectively, the "Insurance Policies") which are of a type and in amounts customarily carried by persons similar in size to Seller conducting businesses similar to those of Seller. There is no material claim by Seller or by any of the Subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by any underwriter of such policy.

         2.17 Proxy Statement; Additional Filings. The Proxy Statement and the Additional Filings (both as defined in Section 5.1(a)) and all of the information included or incorporated by reference therein (other than any information supplied or to be supplied by Parent or Buyer for inclusion or incorporation by reference therein) will not, as of the date such Proxy Statement is first made available to the shareholders of Seller or as of the date the Additional Filings are filed, and as of the time of the meeting of the shareholders of Seller in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Additional Filings will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation is made by Seller with respect to the information supplied by Parent or Buyer for inclusion or incorporation by reference therein.

         2.18 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other antitakeover statute or similar statute or regulation enacted by the State of Texas applies to the transactions contemplated by this Agreement.

         2.19 Opinion of Financial Advisor. Seller has received the opinion of Chase Securities Inc. dated the date of this Agreement, a signed copy of which will be provided to Parent and Buyer, to the effect that, on the date hereof, the Common Consideration to be received by the holders of Trust Common Shares pursuant to the Merger is fair to such holders from a financial point of view.


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                                                                         Page 25

         2.20 Knowledge Defined. As used herein, the phrase "to Seller's knowledge" (or words of similar import) means the knowledge of those individuals identified in Schedule 2.20, and includes any facts, matters or circumstances set forth in any written notice from any Government Authority or any other material notice received by any such individual with respect to Seller or any Subsidiary, and also includes any matter of which Parent or Buyer informs Seller in writing.

         2.21 Investment Company Act of 1940. Neither Seller nor any of the Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                                   ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

         Parent and Buyer hereby jointly and severally represent and warrant to Seller as follows:

         3.1 Organization. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Each of Parent and Buyer has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and to perform its obligations hereunder.

         3.2 Due Authorization. The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by each of Parent and Buyer has been duly and validly authorized by all necessary corporate action on the part of Parent and Buyer. Assuming this Agreement and such other documents and instruments constitute binding obligations of Seller, this Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Parent and Buyer, the valid and binding obligations of each of Parent and Buyer, enforceable against Parent and Buyer in accordance with their respective terms subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of Buyer has approved this Agreement and the transactions contemplated hereby in accordance with Texas law. The Board of Directors of Parent has authorized and approved and declared advisable this Agreement and the transactions contemplated hereby in accordance with Ohio law.

         3.3 No Conflicts: No Defaults, Required Filings and Consents. Neither the execution and delivery by Parent or Buyer of this Agreement, nor the consummation by Parent or Buyer of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, will:

                  (a) conflict with or result in a breach of any provision of the either the Parent's or Buyer's articles of incorporation, as amended, the Parent's code of regulations or the Buyer's bylaws;

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                                                                         Page 26

                  (b) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to Parent or Buyer or to any their subsidiaries;

                  (c) except as described in Schedule 3.3(c), violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Parent or Buyer or of any of their subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent or Buyer or any of their subsidiaries is a party, or by which Parent or Buyer or any of their subsidiaries or any of their properties is bound or affected; or

                  (d) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority, other than the Articles of Merger pursuant to Section 1.3 hereof and the Filings, and any filings required to be made with the Texas State Department of Assessments and Taxation, if any, or any national securities exchange on which the Parent's common shares are listed.

         3.4 Proxy Statement; Additional Filings. None of the information supplied or to be supplied by Parent or Buyer for inclusion or incorporation by reference in the Proxy Statement or in the Additional Filings, as of the date the Proxy Statement is mailed to the shareholders of Seller or as of the date the Additional Filings are filed and as of the time of the meeting of the shareholders of Seller in connection with the transactions contemplated hereby, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3.5 Investment Company Matters. Neither Parent nor Buyer is, and after giving effect to the consummation of Merger neither Parent nor Buyer will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         3.6 Capital Structure. Immediately prior to the Effective Time, Parent will be the sole shareholder of Buyer and own 10,000 shares of Buyer's common stock. Other than as described in the immediately preceding sentence and except for Parent's understandings with approximately 100 employees of Parent with regard to the issuance to those employees of Surviving Company preferred stock immediately following the Effective Time, at the Effective Time, there will be no outstanding equity securities or other equity interests, debt securities or derivative securities of Buyer or any oral or written agreements regarding the issuance of same. There are no outstanding securities or assets convertible into, exercisable for or exchangeable for any debt, equity or derivative securities of Buyer or any oral or written agreements regarding the issuance of same.

         3.7 Litigation; Compliance With Law. Except as disclosed in Schedule 3.7, there is no Action pending or, to Parent's or Buyer's knowledge, threatened against either Parent or Buyer or any of their subsidiaries that would question the validity of this Agreement or any

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                                                                         Page 27
action taken or to be taken in connection herewith, or that would, individually or in the aggregate, reasonably be expected to result in a Buyer or Parent Material Adverse Effect that would affect their ability to perform their obligations under this Agreement.

         3.8 Funding. Parent and Buyer have cash or financing commitments (as described in Schedule 3.8) sufficient to enable them to perform their obligations hereunder.


                                   ARTICLE 4

                                   COVENANTS

         4.1 Acquisition Proposals. Prior to the Effective Time or the earlier termination of this Agreement in accordance with its terms, Seller agrees that:

                  (a) neither it nor any of the Subsidiaries shall initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of Seller or any of the Subsidiaries, other than the transactions contemplated by this Agreement, the Lend Lease Agreement and the Manhattan Towers Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

                  (b) it shall direct and use its reasonable best efforts to cause its officers, Board Managers, employees, agents and financial advisors not to engage in any of the activities described in Section 4.1(a) except to the extent expressly permitted by the proviso below;

                  (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and

                  (d) it will notify Buyer promptly if Seller receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Agreement shall prohibit the Board of Managers (or the officers, Board Managers, employees, agents or financial advisors of Seller acting at the direction of the Board of Managers) from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (x) the Board of Managers (excluding Parent's designees) determines in good faith following consultation with counsel and with Seller's financial advisors that such action is required for the Board of Managers to comply with its duties to shareholders imposed by law or such proposal is or could reasonably be expected to result in, a Superior Acquisition Proposal (as hereinafter defined), (y) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Seller provides written

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


notice to Parent and Buyer to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (z) subject to any confidentiality agreement with such person or entity, Seller keeps Parent and Buyer informed of the status (not the terms) of any such discussions or negotiations; or (ii) to the extent applicable, taking and disclosing to Seller's shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 4.1 shall (1) permit Seller to terminate this Agreement (except as specifically provided in Article 7 hereof), (2) permit Seller to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (other than a confidentiality agreement in customary form executed as provided above) or (3) affect any other obligation of Seller under this Agreement; provided, however, that the Board of Managers may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger. Any disclosure that the Board of Managers may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties to shareholders of Seller or comply with applicable law will not constitute a violation of this Section 4.1. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which the Board of Managers (excluding Parent's designees) (or a duly constituted committee thereof charged with considering Acquisition Proposals) determines in good faith following consultation with counsel and with Seller's financial advisors to be more favorable to Seller's shareholders from a financial point of view than the Merger and which the Board of Managers (excluding Parent's designees) (or any such committee) determines is reasonably capable of being financed and consummated.

         4.2 Conduct of Seller's Business Pending Merger. Prior to the Effective Time, except as consented to in writing by Parent and Buyer (which consent or withholding of consent shall be communicated by Parent and Buyer to Seller within seven (7) business days of the date of the request for such consent; provided, however, if Parent and Buyer do not respond to the request for consent within such seven (7) day period, they shall be deemed to have consented to such request), as expressly provided for in this Agreement, the Lend Lease Agreement or the Manhattan Towers Agreement, Seller shall, and shall cause each of the Subsidiaries to:

                  (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore and take all action necessary to continue to qualify as a REIT;

                  (b) use its commercially reasonable efforts to preserve intact its business organization and goodwill and keep available the services of its officers and key employees;

                  (c) confer on a regular basis with one or more representatives of Parent and Buyer to report operational matters of materiality and, subject to
Section 4.1, any proposal to engage in material transactions;

                  (d) promptly notify Parent and Buyer of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

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                                                                         Page 29

                  (e) promptly deliver to Parent and Buyer true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement and prior to the Closing;

                  (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at December 31, 1999, except as may be required by the SEC, applicable law or GAAP;

                  (g) duly and timely file all material reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, so long as Seller notifies Parent and Buyer that it is availing itself of such extensions and so long as such extensions do not adversely affect Seller's status as a qualified REIT under the Code;

                  (h) not make or rescind any material express or deemed election relative to Taxes that would adversely affect Seller's status as a REIT or the status of any Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be;

                  (i) make reasonably budgeted capital expenditures in the ordinary course of business, but not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness except for working capital under its revolving lines of credit, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects, except for activities necessary to proceed with the construction of the projects which have been budgeted and are disclosed in Schedule 2.11(i), in accordance with the agreements in existence on the date of this Agreement and previously furnished to Parent and Buyer (the "Development Agreements");

                  (j) not amend its Trust Declaration or Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Subsidiary;

                  (k) except as contemplated by this Agreement, make no change in the number of shares of beneficial interest, membership interests or units of limited partnership interest issued and outstanding, other than pursuant to the exercise of options disclosed in Schedule 2.3(b);

                  (l) grant no option or other right or commitment relating to its or any Subsidiary's shares of beneficial interest (including annual grants to Board Managers), membership interests or units of limited partnership interest or any security convertible into its or any subsidiary's shares of beneficial interest, membership interests or units of limited partnership interest, or any security the value of which is measured by its or any Subsidiary's shares of beneficial interest, or any security subordinated to the claim of its or any Subsidiary's general creditors, and not amend or waive any rights under any outstanding Options;

                  (m) except as provided in Section 5.8 and in connection with the use of Trust Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any

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                                                                         Page 30
dividend or make any other distribution or payment with respect to any Trust Common Shares except as may be required to preserve the status of Seller as a REIT under the Code or to prevent Seller from having to pay federal income tax, or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest in Seller or any Subsidiary or any option, warrant or right to acquire, or security convertible into, shares of beneficial interest, membership interests, or units of partnership interest in Seller or any Subsidiary, except for redemptions of Trust Common Shares required under Article V of Seller's Trust Declaration in order to preserve the status of Seller as a REIT under the Code;

                  (n) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of the Properties, except for the sale of Properties which are the subject of binding contracts to sell in existence on the date of this Agreement and disclosed in Schedule 2.11(g) and except for leases approved by Buyer in accordance with this Section 4.2(n) (Buyer's approval not to be unreasonably withheld, conditioned or delayed);

                  (o) not sell, lease, mortgage, subject to any material Lien or otherwise dispose of any of its personal property or intangible property;

                  (p) not make any loans, advances or capital contributions to, or investments in, any other person, other than loans, advances and capital contributions to Subsidiaries in existence on the date hereof;

                  (q) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) which are material to Seller and the Subsidiaries taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to Parent and Buyer or incurred in the ordinary course of business consistent with past practice;

                  (r) not enter into any Commitment for the purchase of any real estate or which may result in total payments or liability by or to it in excess of $500,000 or aggregate Commitments in excess of $1,000,000 except (i) purchases of real estate necessary to complete a like kind exchange pursuant to
Section 1031 of the Code, if such purchase has been previously approved by Parent and Buyer, such approval not to be unreasonably withheld or delayed, and
(ii) capital expenditures disclosed in Schedule 2.11(i);

                  (s) not guarantee the indebtedness of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

                  (t) not enter into any Commitment with any officer, Board Manager, director or Affiliate of Seller or any of the Subsidiaries, other than as contemplated by Section 4.4(a) below;

                  (u) not increase any compensation or enter into or amend any employment or other agreement with any of its officers, directors or employees, other than with respect to (i) incentive compensation payments to be paid to Seller's officers and employees relating to 2000

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                                                                         Page 31
performance as contemplated by the agreements referenced in Section 4.4(a) below, and (ii) base pay increases and pro-rated incentive compensation payments to Seller's employees who do not hold dividend equivalent rights relating to 2001 performance.

                  (v) not adopt any new employee benefit plan or amend any existing plans or rights, except for the changes set forth or reflected in the agreements referenced in Section 4.4(a) below or which are required by law and changes which are not more favorable to participants than provisions presently in effect;

                  (w) not change the ownership of any of the Subsidiaries;

                  (x) not agree, commit or arrange to take any action prohibited by this Section 4.2; and

                  (y) not change the methods, principles, practices or procedures used to calculate the amount of the items set forth in Section 6.2(j)-(m).

         4.3 Other Actions. Each of Seller on the one hand and Parent and Buyer on the other hand shall not knowingly take, and shall use commercially reasonable efforts to cause their subsidiaries not to take, any action that would result in (a) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (b) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect, or (c) except as contemplated by Section 4.1, any of the conditions to the Merger set forth in Article 6 not being satisfied.

         4.4 Releases.

                  (a) Prior to the Closing, Seller agrees to deliver to Parent and Buyer a Compromise, Settlement and Mutual Release, substantially in the form attached hereto as Exhibit C, from each officer and employee who is entitled to severance, change of control or other similar payments in connection with the transactions contemplated by this Agreement and who are listed in Schedule 4.4(a).

                  (b) Prior to the Closing, Seller agrees to deliver to Parent and Buyer written agreements with Salomon Smith Barney Inc. ("SSB") and Prudential Securities Incorporated ("Prudential") regarding the settlement of all sums due and owing to SSB and Prudential in connection with the Merger, the Lend Lease Transaction and the Manhattan Towers Transaction. The agreements shall release Seller from any claims or obligations (excluding any ongoing indemnity obligations) arising from or relating to engagement letters or investment banking relationships between Seller or any Subsidiary and SSB or Prudential.

                  (c) Prior to Closing, Seller agrees to deliver to Parent and Buyer final invoices from Locke Liddell & Sapp LLP, Ernst & Young LLP and any other professional advisors of Seller for services rendered in connection with the Merger, the Manhattan Towers Transaction and the Lend Lease Transaction, which invoices may include estimated amounts for Closing and post-closing matters, and agrees that the amounts invoiced will be accounted for in the calculation of the Transaction Expenses and will be paid on or prior to Closing by Seller.

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                                                                         Page 32

         4.5 DRIP. Seller agrees to terminate its DRIP as soon as practicable after the date of this Agreement.


                                   ARTICLE 5

                              ADDITIONAL COVENANTS

         5.1 Preparation of the Proxy Statement; Seller Shareholders Meeting.

                  (a) The parties shall cooperate and promptly prepare, and Seller shall file with the SEC as soon as practicable a proxy statement with respect to the meeting of the shareholders of Seller in connection with the Merger and the Lend Lease Transaction (the "Proxy Statement"). The parties shall cooperate and promptly prepare and the appropriate party shall file with the SEC as soon as practicable any other filings required under the Exchange Act ("Additional Filings"), including without limitation, a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Merger to be filed jointly by Seller, Parent and Buyer, together with any required amendments thereto. Each of Seller, Parent and Buyer agrees that the information provided by it for inclusion in the Proxy Statement, the Additional Filings, and each amendment or supplement thereto, at the time of mailing or filing thereof and at the time of the meeting of shareholders of Seller, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller will use its reasonable best efforts, and Parent and Buyer will cooperate with Seller, to (i) file a preliminary Proxy Statement with the SEC and (ii) cause the Proxy Statement to be mailed to Seller's shareholders, in each case, as promptly as practicable (including clearing the Proxy Statement with the SEC). The parties will notify one another promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or the Additional Filings or for additional information and will supply one another with copies of all correspondence between such party or any of its representatives and the SEC with respect to the Proxy Statement or the Additional Filings. The parties shall cooperate to cause the Proxy Statement and any Additional Filings to comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or the Additional Filings, Seller on the one hand, and Parent and Buyer on the other hand, shall promptly inform the other of such occurrence and cooperate in filing with the SEC and mailing to the shareholders of Seller, as applicable, such amendment or supplement to the Proxy Statement or Additional Filing. Seller shall use its reasonable best efforts to cause the other parties to the Lend Lease Agreement and the Manhattan Towers Agreement to take such actions and provide such cooperation as may be necessary to ensure that the Proxy Statement, the Additional Filings, and each amendment or supplement thereto, at the time of mailing or filing thereof and at the time of the meeting of shareholders of Seller, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and to facilitate Seller's compliance with its obligations under this Section 5.1.

                  (b) To the extent the Proxy Statement contains financial statements of Seller, it is a condition to the mailing of the Proxy Statement and the making of the Additional Filings

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

that if they so request, Parent and Buyer shall have received a "comfort" letter or an "agreed upon procedures" letter from Ernst & Young LLP, independent public accountants for Seller, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Proxy Statement is to be mailed to the shareholders of Seller, addressed to Parent and Buyer, in form and substance reasonably satisfactory to Parent and Buyer, concerning the procedures undertaken by Ernst & Young LLP with respect to the financial statements and information of Seller and the Subsidiaries contained in the Proxy Statement and the Additional Filings and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  (c) Seller will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders, such meeting to be held no sooner than twenty (20) business days nor later than forty-five (45) days following the date the Proxy Statement is mailed to the shareholders of Seller (the "Seller Shareholders Meeting") for the purpose of obtaining Seller's shareholders' approval of the Merger and the Lend Lease Transaction. Seller shall be required to hold the Seller Shareholders Meeting, regardless of whether the Board of Managers has withdrawn, amended or modified its recommendation that its shareholders adopt this Agreement and approve the Merger and the Lend Lease Transaction, unless this Agreement has been terminated pursuant to Section 7.1. Seller will, through the Board of Managers, recommend that its shareholders adopt this Agreement and approve the transactions contemplated hereby, including the Merger, and approve the Lend Lease Transaction and the Manhattan Towers Transaction; however, prior to the Seller Shareholders Meeting, such recommendation may be withdrawn, modified or amended if Seller shall have received a Superior Acquisition Proposal, but only to the extent expressly permitted under Section 4.1.

                  (d) If, on the date for the Seller Shareholders Meeting established pursuant to Section 5.1(c) of this Agreement, Seller has not received duly executed proxies which, when added to the number of votes represented in person at the meeting by persons who intend to vote to adopt this Agreement and approve the Lend Lease Transaction, will constitute a sufficient number of votes to adopt this Agreement and approve those transactions (but less than a majority of the outstanding Trust Common Shares have indicated their intention to vote against, or have submitted duly executed proxies voting against, the adoption of this Agreement and approval of those transactions), then Seller shall recommend the adjournment of its shareholders meeting until the date ten (10) days after the originally scheduled date of the shareholders meeting.

         5.2 Access to Information: Confidentiality. Prior to the Effective Time, subject to the requirements of confidentiality agreements with third parties, Seller shall, and shall cause each of the Subsidiaries to, afford to Parent and Buyer and to their officers, employees, accountants, counsel, financial advisors and other representatives, upon reasonable advance notice, reasonable access during normal business hours to all of Seller's properties, books, contracts, commitments, personnel and records and, during such period, Seller shall, and shall cause each of the Subsidiaries to, furnish promptly to Parent and Buyer all other information concerning its business, properties and personnel as Parent and Buyer may reasonably request. Parent and

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
Buyer will hold, and will use commercially reasonable efforts to cause their officers, employees and representatives to hold, any non-public information in confidence.

         5.3 Reasonable Efforts; Notification.

                  (a) Subject to the terms and conditions herein provided, Seller, on the one hand and Parent and Buyer on the other hand shall: (i) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use all reasonable best efforts (other than the payment of money) to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to Seller and Parent and Buyer; and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, the Surviving Company shall take all such necessary action.

                  (b) Seller shall give prompt notice to Parent and Buyer, and Parent and Buyer shall give prompt notice to Seller, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, but no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         5.4 Public Announcements. Parent, Buyer and Seller will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

         5.5 Transfer and Gains Taxes. Parent, Buyer and Seller shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes").

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         5.6 Benefit Plans and Other Employee Arrangements.

                  (a) None of Parent, Buyer or the Surviving Company has any obligation to continue the employment of any employee of Seller after the Effective Time, other than any such obligation arising under any agreement other than this Agreement or imposed by law.

                  (b) After the Effective Time, all employees of Seller who are not employed by the Surviving Company shall be eligible to receive health care continuation coverage, as provided pursuant to the continuation coverage under
Section 601, et seq., of ERISA, under the group health plan maintained by Seller immediately prior to Closing; provided, however, that if such plan is terminated, the Surviving Company or the Parent shall provide healthcare continuation benefits under the terms of a group health plan maintained for employees of the Surviving Company or the Parent, as applicable, but only to the extent required by Section 601 et seq., of ERISA, under the group health plan maintained by Seller prior to Closing (the "Former Employees"). After the Effective Time, the Surviving Company or Parent shall fulfill Seller's responsibilities to provide continuation coverage for the Former Employees but only to the extent required under Section 601, et seq., of ERISA.

         5.7 Indemnification From and After the Effective Time.

                  (a) From and after the Effective Time, the Surviving Company shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, employee, Board Manager or director of Seller or any Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Seller and the Subsidiaries (including advancement of expenses) immediately prior to the Effective Time in the Trust Declaration and Bylaws, in any separate indemnification agreements (each as listed on Schedule 5.7(a) hereto) between Seller and its officers and Board Managers, or in any Employee Benefit Plan or Pension Plan, in each case as in effect on the date hereof or pursuant to the REIT Act; provided, that such exculpation and indemnification covers only actions or omissions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement.

                  (b) In addition to the rights provided in Section 5.7(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any action by or on behalf of any or all security holders of Seller, Surviving Company, Parent or Buyer, or any Subsidiary or Buyer Subsidiary, or by or in the right of Seller, Surviving Company, Parent or Buyer, or any Subsidiary or Buyer Subsidiary, or any claim, action, suit, proceeding or investigation in which any person who is now, or has been, at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, Board Manager, employee or director of Seller or any Subsidiary (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee, Board Manager or director of Seller, Surviving Company, or any of the Subsidiaries or any action or omission or alleged action or omission by such person in his capacity as an officer, employee, Board Manager or director of Seller, Surviving Company, or of any of the Subsidiaries, or (ii) this Agreement, the Lend Lease Agreement and the Manhattan Towers Agreement or the transactions contemplated hereby and thereby, whether in any case asserted or

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


arising before or after the Effective Time, Parent, Buyer, Seller, Surviving Company and the Indemnified Parties hereby agree to cooperate in all reasonable respects in the defense of such claim, action, suit, proceeding or investigation. It is understood and agreed that, from and after the Effective Time, the Surviving Company shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In addition, after the Effective Time, in the event of any such threatened or actual claim, action, suit, proceeding or investigation, the Surviving Company shall promptly pay in advance reasonable expenses and costs incurred by each Indemnified Person as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law. No Indemnified Party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding the foregoing, the Surviving Company shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnified Party, such undertaking to be accepted without regard to the creditworthiness of the Indemnified Party, to repay any expenses advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such expense. Notwithstanding anything to the contrary set forth in this Agreement, the Surviving Company (x) shall not be liable for any settlement effected without its prior written consent, and (y) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and nonappealable order that such indemnification is prohibited by applicable law. In the event of a final and nonappealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Party shall promptly refund to the Surviving Company the amount of all such expenses theretofore advanced pursuant hereto.

                  (c) Any Indemnified Party hereunder will (i) give prompt notice to the Surviving Company of any claim which arises from or after the Effective Time with respect to which it seeks indemnification and (ii) permit the Surviving Company to assume the defense of such claim with counsel reasonably satisfactory to a majority of the Indemnified Parties; provided, however, if the Indemnified Parties include the Parent's designees who serve or served as Board Managers, such Parent designees shall have no vote in the selection of or approval of counsel for all of the Indemnified Parties. In connection with the selection of counsel to represent the Indemnified Parties in connection with clause (ii) above, the Surviving Corporation shall propose counsel to represent the Indemnified Parties. The applicable Indemnified Parties shall have the right to approve such counsel, but such approval shall not be unreasonably withheld. If the proposed counsel is not approved, the Surviving Company shall continue to propose counsel until counsel for the Surviving Company is approved by the applicable Indemnified Parties. Any Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless: (x) the Surviving Company has agreed, in writing, to pay such fees or expenses; (y) the Indemnifying Party shall have failed to assume the defense of such claim after the receipt of notice from the Indemnified Party as required above and failed to employ counsel reasonably satisfactory to a majority of the Indemnified Parties (other than the DDR designees that are or were Board Managers) or (z) based upon advice of counsel to such

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


Indemnified Party and concurrence therewith by counsel for the group of Indemnified Parties in such matter, there shall be one or more defenses available to such Indemnified Party that are not available to the Surviving Company or there shall exist conflicts of interest between such Indemnified Party and the Surviving Company and/or the other Indemnified Parties (in which case, if the Indemnified Party notifies the Surviving Company in writing that such Indemnified Party elects to employ separate counsel at the expense of the Surviving Company, the Surviving Company shall not have the right to assume the defense of such claim on behalf of such Indemnified Party), in each of which events the reasonable fees and expenses of such counsel (which counsel shall be reasonably acceptable to the Surviving Company) shall be at the expense of the Surviving Company.

                  (d) At or prior to the Effective Time, Seller shall purchase on or before the Effective Time and thereafter the Surviving Company shall maintain in effect until the sixth anniversary of the Effective Time, "run-off" directors' and officers' liability insurance policy coverage for Seller's Board Managers and officers which will provide the Board Managers and officers with coverage on substantially similar terms as currently provided by Seller to such Board Managers and officers. Seller and Buyer shall have the right to review and approve any such policy, which approval shall not be unreasonably withheld.

                  (e) This Section 5.7 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and their successors, assigns and heirs and shall be binding on the Indemnified Parties, Buyer, Seller and all successors and assigns of Buyer and Seller. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this
Section 5.7 and Buyer and Seller acknowledge and agree that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 5.7.

                  (f) In the event that the Surviving Company or any of its respective successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 5.7, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Board Manager, director and officer and their respective successors, assigns and heirs covered hereby.

                  (g) Seller represents and warrants that it has not created an indemnification trust of the kind referred to in the indemnification agreements listed on Schedule 5.7(a) and agrees that it will not create such a trust at or prior to the Effective Time.

                  (h) The rights granted to the Indemnified Parties in this
Section 5.7 are in addition to any other rights to which the Indemnified Parties may be entitled.

         5.8 Declaration of Dividends and Distributions. From and after the date of this Agreement, Seller shall not pay any dividend or make any distribution to its shareholders without the prior written consent of Parent and Buyer, but the written consent of Parent and Buyer shall not be required for the authorization and payment of the Final Dividend (if any). The foregoing restrictions shall not apply, however, to the extent a distribution by Seller is necessary for Seller


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to maintain REIT status or to prevent Seller from having to pay federal income tax; but, except with respect to the Final Dividend, in the event of such a distribution, the aggregate cash consideration payable to holders of Trust Common Shares in the Merger shall be reduced by the aggregate amount of such distribution, and the Common Consideration per share shall be reduced accordingly.

         5.9 Outside Property Management Agreements. Seller will not, and will not permit any of the Subsidiaries to, amend any property management agreement with any party that is not an Affiliate of the Seller or the Subsidiaries (each, an "Outside Property Management Agreement"). Seller will not, and will not permit any of the Subsidiaries to, renew any Outside Property Management Agreement except on terms which are the same as the existing Outside Property Management Agreement or more favorable to Seller or the applicable Subsidiary than the existing Outside Property Management Agreement.

         5.10 Lend Lease and Manhattan Towers Transactions. Seller shall comply with all of its obligations under the Lend Lease Agreement and under the Manhattan Towers Agreement and shall use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Lend Lease Transaction and the Manhattan Towers Transaction.

         5.11 Parent Guarantee. Parent hereby guarantees the performance of Buyer's and the Surviving Company's obligations under this Agreement, including, without limitation, any such obligation arising under Section 5.7 of this Agreement.

         5.12 Share Purchase Agreement. If the Merger is not consummated by May 31, 2001 as a result of a breach by Parent or Buyer of any of its obligations hereunder, Parent's and Seller's rights and obligations under Section 6.6 of the Share Purchase Agreement dated July 30, 1998 between Parent and Seller, as amended by Amendment No. One to Share Purchase Agreement dated as of September 14, 1998 between Parent and Seller, will be extended from November 20, 2000 by the number of days between June 19, 2000 and the later of (i) the date on which that breach occurs or (ii) the first date on which any Board Manager that is not a designee of Parent becomes aware of the breach.

         5.13 Lend Lease and Manhattan Towers Agreements. Seller shall not amend the Lend Lease Agreement or the Manhattan Towers Agreement in any manner whatsoever that affects the economic consequences or imposes any additional obligations on AIP or any AIP Affiliates thereunder without Parent's prior written consent. Seller shall provide Parent with immediate written notice of any modification or amendment, including a copy thereof, to the Lend Lease Agreement or the Manhattan Towers Agreement.

         5.14 Voting Agreement by Parent. Parent hereby agrees that it shall vote all Trust Common Shares owned, directly or indirectly, of record or beneficially, by it and shall cause each of its Affiliates (excluding individuals, but including, but not limited, to Buyer to vote all Trust Common Shares owned, directly or indirectly, of record or beneficially, by them in favor of the Merger and in favor of the transactions contemplated by the Lend Lease Agreement. The parties agree that any breach of this Section 5.14 by Parent would result in irreparable damage to Seller inadequately compensable in damages; therefore, this Section 5.14 shall be specifically enforceable, and any breach or threatened breach of this Section 5.14 will be the proper subject

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

of a temporary or permanent injunction or restraining order. Further, each party hereto and its successors, heirs, representatives and assigns waive any claim or defense that there is an adequate remedy at law for breach or threatened breach.

         5.15 Settlement of Litigation. On or prior to the Effective Date, (i) if a party seeks indemnity from Seller, Seller shall give prompt notice thereof to Parent; and (ii) Seller shall not settle any litigation relating to the Merger, the Lend Lease Transaction or the Manhattan Towers Transaction or any other litigation initiated by or on behalf of any shareholder of Seller in his/her or its capacity as a shareholder, without the prior written consent of Parent, which shall not be unreasonably withheld or delayed.


                                   ARTICLE 6

                                   CONDITIONS

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of each party to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Shareholder Approval. This Agreement, the Merger and the transactions contemplated by this Agreement shall have been approved and adopted by Seller's shareholders in accordance with the Exchange Act, the REIT Act, the Trust Declaration and the Bylaws.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

                  (c) Lend Lease and Manhattan Towers Transactions. The Lend Lease Transaction and the Manhattan Towers Transaction shall have been consummated in accordance with the Lend Lease Agreement and the Manhattan Towers Agreement, respectively.

                  (d) HSR Act. If a HSR filing was required in connection with the transactions contemplated by this Agreement, the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and no restrictive governmental order or other governmental requirement shall be in effect preventing or making illegal the consummation of the Merger.

         6.2 Conditions to Obligations of Parent and Buyer. The obligations of Parent and Buyer to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Parent and Buyer:

                  (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (except for representations having a materiality or Seller Material Adverse Effect qualification, which shall be correct in all respects) as of the date of this Agreement and as of the Closing Date, as though

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made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Parent and Buyer shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Seller contained herein are so qualified) signed on behalf of Seller by the chief executive officer and the chief financial officer of Seller, in such capacities, to such effect.

                  (b) Performance of Obligations of Seller. Seller shall have performed in all material respects each obligation required to be performed by it under this Agreement at or prior to the Effective Time, and Parent and Buyer shall have received a certificate signed on behalf of Seller by the chief executive officer and the chief financial officer of Seller, in such capacity, to such effect.

                  (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Seller Material Adverse Effect and Parent and Buyer shall have received a certificate of the chief executive officer or chief financial officer of Seller, in such capacity, certifying to such effect.

                  (d) Tax Opinions Relating to REIT Status of Seller. Parent and Buyer shall have received an opinion of Locke Liddell & Sapp LLP or other counsel to Seller reasonably satisfactory to Buyer, dated as of the Closing Date, that, commencing with its taxable year ended December 31, 1993, and ending immediately prior to the Effective Time, Seller was organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations).

                  (e) Consents; Estoppel Certificates. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Buyer Material Adverse Effect or a Seller Material Adverse Effect, and Seller shall have obtained estoppel certificates in the form attached hereto as Exhibit D from (i) each ground lessor identified in Schedule 2.11(l), (ii) nine of the 10 largest tenants in the properties identified on Exhibit B (measured by annual base rental obligations) and (iii) 75% of the remaining tenants in those properties (measured by rentable square footage, excluding the square footage rented to the nine tenants referred to in clause (ii), above (the estoppel certificates referred to in this sentence collectively, the "Estoppel Certificates").

                  (f) Resignations. Seller shall have delivered to Parent and Buyer the resignations referred to in Section 1.5.

                  (g) Comfort Letter. If applicable, Buyer shall have received a comfort letter from Ernst & Young LLP, as described in Section 5.1(b).

                  (h) Dissenting Shares. The number of Dissenting Shares shall constitute not more than 10% of the number of Trust Common Shares outstanding immediately prior to the Effective Time.


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

                  (i) FIRPTA Certificate/Withholding. Seller shall have delivered to Parent and Buyer a certificate for each of the DDR Properties in the form attached hereto as Schedule 6.2(i).

                  (j) Manhattan Towers. The cash proceeds to Seller from the sale of the Manhattan Towers Properties (assuming consummation thereof on or prior to the Effective Time) (less related closing costs, repayment of indebtedness for money borrowed secured by the Manhattan Towers Properties and related prepayment penalties and fees), shall not be less than $34,200,000.

                  (k) Lend Lease. The cash proceeds to Seller from the sale of the Lend Lease Properties (assuming consummation thereof on or prior to the Effective Time) (less related closing costs, repayment of indebtedness for money borrowed secured by the Lend Lease Properties and related prepayment penalties and fees) shall not be less than $135,400,000.

                  (l) Transaction Expenses. The Transaction Expenses shall not exceed $13,738,000. As used in this Section 6.2(l), "Transaction Expenses" means all of the following items not paid prior to Closing in connection with the Merger, the Manhattan Towers Transaction and the Lend Lease Transaction, (A) severance payments (including "gross-up" payments), payments to holders of restricted shares, options or dividend equivalent rights, and similar payments,
(B) investment banking fees payable by Seller, (C) costs and expenses of Seller associated with the Proxy Statement, the Additional Filings and the Seller Shareholders Meeting, (D) real estate closing costs, in each case paid or payable by Seller, (E) all loan assumption or prepayment fees payable by Seller,
(F) all costs and expenses related to obtaining the directors' and officers' liability insurance referred to in Section 5.7(d) hereof, and (G) all amounts payable under profit participation and similar agreements. The term Transaction Expenses does not include any of the foregoing expenses paid prior to Closing. Seller shall pay all remaining Transaction Expenses at the time of Closing.

                  (m) Net Other Assets. The amount of Net Other Assets held by Seller immediately prior to the Effective Time shall not be less than $17,702,000. As used in this Section 6.2(m), the term "Net Other Assets" shall mean the net amount produced by (A) summing the amounts of unrestricted cash, restricted cash, accounts and notes receivable (excluding straight lining of rents), deposits and prepaid expenses (excluding the item described in Section 6.2(l)(F) and all unamortized loan costs (except for extension fees with Bank One, N.A. and Prudential Securities Credit Corp.) recorded by Seller in accordance with GAAP and historical Seller practices, (B) adding to the sum of
(A) above, amounts expended by Seller in connection with any litigation (including any amounts paid in settlement thereof in accordance with Section 5.15) relating to this Agreement or the Merger and any amounts paid as dividends by Seller (excluding the Final Dividend) after the date of this Agreement in accordance with Section 5.8, (C) subtracting from the sum of items (A) and (B) above, the amounts of non-mortgage debt liabilities (including, but not limited to, tenant security deposits, accrued interest expense, property taxes payable, prepaid rents, accounts payable, and other liabilities) recorded by Seller in accordance with GAAP and (D) subtracting from the result of (C) Unincurred Capital Expenditures. "Unincurred Capital Expenditures" is defined as amounts on
Schedule 2.11(i) not spent as of the Closing Date less amounts for Unbudgeted Capital Expenditures which have been approved by Buyer on or after October 19, 2000. For purposes of this Agreement, the term "Unbudgeted Capital Expenditures" means capital expenditures made by


--------------------------------------------------------------------------------

Seller in 2000 or 2001 that were not contemplated in the Capital Expenditure Budget and Schedule. For purposes of this Section 6.2(m), accounts receivable shall be valued as follows:

            Length of Days                      Value as a
             Outstanding                     % of Book Amount
             -----------                     ----------------
                 0-60                              100%
                 61-90                              80%
                 91-120                             65%
                 Over 120                           50%

         Notwithstanding the foregoing, Seller shall be deemed to have satisfied the conditions of Section 6.2(j), (k), (l) and (m) if, based on calculations made no more than ten (10) days before the scheduled Proxy Statement mailing, with respect to a date two (2) business days after the scheduled date set forth in the Proxy Statement for the Seller Shareholders Meeting (the "Anticipated Closing Date"), the difference between (A) the sum of the actual amounts of the items described in Section 6.2(j), (k) and (m) minus the actual amount of
Section 6.2(l) (the result of such calculation being referred to herein as the "Base Amount") and (B) $173,564,000, is $1,000,000 or less.

         The parties agree that Seller shall calculate the Base Amount in accordance with this Section 6.2(m) as of the Anticipated Closing Date and deliver such calculation (including supporting documentation) to Parent and Buyer no more than seven (7) days before the scheduled Proxy Statement mailing date. Seller agrees to provide Buyer and Parent with any additional supporting documentation for the calculation of the Base Amount that is reasonably requested by Buyer and Parent, within forty-eight (48) hours after the request therefor. Within four (4) business days after the receipt of Seller's calculation (assuming Seller has promptly provided all supporting documentation requested), Parent and Buyer shall provide Seller with a written notice of their agreement or dispute with Seller's calculation. Assuming Parent and Buyer have timely provided Seller with notice of their dispute, Seller agrees not to mail the Proxy Statement unless and until Parent and Buyer have agreed in writing with Seller's calculation of the Base Amount or the Base Amount is otherwise determined pursuant to this Section 6.2. The parties agree to negotiate in good faith to attempt to settle any disagreement or dispute in the calculation of the Base Amount. If, however, Seller, Parent and Buyer are unable to settle any disagreement or dispute within five (5) days after Parent and Buyer notify Seller in writing of a disagreement or dispute, the disagreement or dispute shall be submitted (along with any supporting documentation a party wishes to provide) within two (2) business days after the end of that five (5) day period to Deloitte & Touche LLP for resolution within ten (10) business days after submission thereof to that firm, and the decision of Deloitte & Touche LLP shall be final and binding on the parties. All costs incurred in connection with the resolution of any dispute by Deloitte & Touche LLP, including expenses and fees for services rendered, shall be borne equally by Buyer and Seller. If the Base Amount is more than $1,000,000 above $173,564,000, the Common Consideration shall be increased in an amount equal to the amount by which the Base Amount calculated in this Section 6.2(m) exceeds $173,564,000, divided by the number of Trust Common Shares outstanding immediately prior to the Effective Time (including, without limitation, the Trust Common Shares held, directly or indirectly, by Parent).


--------------------------------------------------------------------------------

                  (n) Debt. On the Anticipated Closing Date, the aggregate principal amount of the indebtedness for money borrowed by Seller and its Subsidiaries and available to them under lines of credit shall not exceed $137,400,000.

                  (o) Voting Agreements. Each of ABKB/LaSalle Securities Limited Partnership, LaSalle Advisors Limited Partnership, Morgan Stanley Asset Management, Inc. and USAA Real Estate Company shall have voted for the Merger at the Seller Shareholders Meeting in accordance with the Voting Agreements executed by it at or prior to the execution of this Agreement.

         Notwithstanding anything to the contrary in this Agreement, Parent and Buyer may not terminate this Agreement because of the commencement after the date hereof of litigation that challenges the validity of this Agreement, the Lend Lease Agreement or the Manhattan Towers Agreement or of any action taken or to be taken in connection herewith or therewith, unless any such litigation has resulted in the granting of injunctive relief that prevents the consummation of the Merger, the Lend Lease Transaction or the Manhattan Towers Transaction or any of the other transactions contemplated hereby or thereby, and such injunctive relief has not been dissolved or vacated.

         6.3 Conditions to Obligations of Seller. The obligation of Seller to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Seller:

                  (a) Representations and Warranties. The representations and warranties of Parent and Buyer set forth in this Agreement shall be true and correct in all material respects (except for representations having a materiality or Buyer Material Adverse Effect qualification, which shall be correct in all respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Seller shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Parent and Buyer contained herein are so qualified) signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent, in such capacities, to such effect.

                  (b) Performance of Obligations of Parent and Buyer. Parent and Buyer shall have performed in all material respects each obligation required to be performed by them under this Agreement at or prior to the Effective Time, and Seller shall have received a certificate of each of Parent and Buyer signed on behalf of Parent or Buyer, as applicable, by the chief executive officer or the chief financial officer of Parent or Buyer, as applicable, in such capacity, to such effect.

                  (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Buyer or Parent Material Adverse Effect and Seller shall have received a certificate of the chief executive officer and chief financial officer of each of Buyer and Parent, in such capacities, certifying to such effect.

                  (d) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the

--------------------------------------------------------------------------------
consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Buyer Material Adverse Effect or a Seller Material Adverse Effect, and Seller shall have obtained the Estoppel Certificates.

                  (e) Common Consideration. The Common Consideration is $13.74 or more.

         Notwithstanding anything to the contrary in this Agreement, Seller may not terminate this Agreement because of the commencement after the date hereof of litigation that challenges the validity of this Agreement, the Lend Lease Agreement or the Manhattan Towers Agreement or of any action taken or to be taken in connection herewith, unless any such litigation has resulted in the granting of injunctive relief that prevents the consummation of the Merger or any of the other transactions contemplated hereby and such injunctive relief has not been dissolved or vacated.

                                   ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the filing of the Articles of Merger with the County Clerk of Dallas County, Texas, and the Secretary of State of the State of Texas, whether before or after the approval of Seller's shareholders is obtained:

                  (a) by mutual written consent duly authorized by the Board of Directors of Parent and of Buyer and the Board of Managers;

                  (b) by Parent or Buyer, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Seller set forth in this Agreement, in any case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by May 31, 2001 (subject to extension in accordance with this Agreement), or upon a failure of the Lend Lease Transaction or the Manhattan Towers Transaction to close in accordance with the Lend Lease Agreement or the Manhattan Towers Agreement, as applicable, because of a breach by Seller of its obligations thereunder;

                  (c) by Seller, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Parent or Buyer set forth in this Agreement, in any case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by May 31, 2001 (subject to extension in accordance with this Agreement);

                  (d) by either Buyer or Seller, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger is issued on or before May 31, 2001 and remains in effect on May 31, 2001 (subject to extension in accordance with this Agreement);

                  (e) by Parent, Buyer or Seller, if the Merger shall not have been consummated on or before May 31, 2001; but a party may not terminate this Agreement pursuant to this clause (e) if it shall have breached in any material respect its obligations under this Agreement in any

--------------------------------------------------------------------------------
manner that shall have proximately contributed to the occurrence of the failure referred to in this clause;

                  (f) by either Seller (unless Seller is in breach of its obligations under Section 5.1) or Parent or Buyer if, upon a vote at the Seller Shareholders Meeting or any adjournment thereof, the approval of the Merger by Seller's shareholders shall not have been obtained as contemplated by Section 5.1;

                  (g) by Seller, if prior to the Seller Shareholders Meeting, the Board of Managers shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal; and

                  (h) by Parent or Buyer if (i) prior to the Seller Shareholders Meeting, the Board of Managers shall have withdrawn or modified in any manner adverse to Buyer its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, or (ii) Seller shall have entered into a definitive agreement with respect to any Acquisition Proposal.

         7.2 Certain Fees and Expenses. If this Agreement shall be terminated pursuant to Section 7.1(b), 7.1(g) or 7.1(h), then Seller will pay Buyer (if Seller was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) a fee equal to the Seller Break-Up Fee (as defined below). If this Agreement shall be terminated pursuant to Section 7.1(c), then Buyer will pay Seller (provided Parent and Buyer were not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination) a fee equal to the Buyer Break-Up Fee (as defined below). Any payment of the Seller Break-Up Fee or the Buyer Break-Up Fee in accordance with this Section 7.2 shall be compensation for the loss suffered by the recipient as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances, and neither party shall have any other liability to the other after the payment of the Seller Break-Up Fee or the Buyer Break-Up Fee, as applicable. The Seller Break-Up Fee or the Buyer Break-Up Fee, as applicable, shall be paid in immediately available funds within fifteen (15) days after the date the event giving rise to the obligation to make such payment occurred.

         As used in this Agreement, "Seller Break-Up Fee" shall be an amount equal to the lesser of (i) $4,500,000 (the "Seller Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to the recipient without causing Parent or Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to Parent, and
(B) if Parent receives an opinion from outside counsel (the "Seller Break-Up Fee Tax Opinion") indicating that Parent's or Buyer's receipt of the Seller Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by Parent or Buyer of the remaining balance of the Seller Base Amount following the receipt of and in accordance with such opinion would not be deemed constructively received prior thereto, the Seller Base Amount less the amount payable under clause (A) above.

--------------------------------------------------------------------------------

         As used in this Agreement, "Buyer Break-Up Fee" shall be an amount equal to the lesser of (i) the sum of (x) $4,500,000 plus (y) if the Lend Lease Agreement is terminated because of a breach by Parent or Buyer hereunder and, as a result thereof, Seller is obligated to pay Lend Lease Real Estate Investors, Inc. the fee under Section 7.5 of the Lend Lease Agreement an amount equal to that fee (the "Buyer Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to Seller without causing Seller to fail to meet the requirements of Section 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Seller, and (B) if Seller receives an opinion from outside counsel (the "Buyer Break-Up Fee Tax Opinion") indicating that Seller's receipt of the Buyer Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that the receipt by Seller of the remaining balance of the Buyer Base Amount following the receipt of and pursuant to such opinion would not be deemed constructively received prior thereto, the Buyer Base Amount less the amount payable under clause (A) above.

         If the recipient is not able to receive the full Seller Base Amount or the Buyer Base Amount, as applicable, the payor shall place the unpaid amount in escrow and shall not release any portion thereof to the recipient unless and until the payor receives either one of the following: (i) a letter from the recipient's independent accountants indicating the maximum amount that can be paid at that time to the recipient without causing the recipient (or Parent, as applicable) to fail to meet the REIT Requirements or (ii) a Seller Break-Up Fee Tax Opinion or Buyer Break-Up Fee Tax Opinion, as applicable, in either of which events the payor shall pay to the recipient the lesser of the unpaid Seller Base Amount or the Buyer Base Amount, as applicable, or the maximum amount stated therein.

         7.3 Effect of Termination. In the event of termination of this Agreement by either Seller, Parent or Buyer as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Buyer, or Seller, other than under the last sentence of Section 5.2, Section 7.2, this Section 7.3 and Article 8.

         7.4 Amendment. This Agreement may be amended by the parties in writing by action of their respective Board of Managers and Board of Directors at any time before or after any shareholder approvals are obtained and prior to the filing of the Articles of Merger; however, after Seller's shareholders have approved the Merger, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to continue the status of Seller and Parent as REITs.

         7.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the first sentence of
Section 7.4, waive compliance with any of the agreements of or conditions to be satisfied by the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

--------------------------------------------------------------------------------

                                   ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a) if to Parent or Buyer, to:  Developers Diversified
                                                  Realty Corporation
                                                  34555 Chagrin Blvd.
                                                  Moreland Hills, Ohio 44022
                                                  Attention: Scott A. Wolstein
                                                  Telecopy Number: (440) 247-0434

                      with a copy to (which       Baker & Hostetler LLP
                      copy shall not              3200 National City Center
                      constitute notice):         1900 East 9th Street
                                                  Cleveland, Ohio 44114-3485
                                                  Attention: Robert A. Weible
                                                  Telecopy Number: (216) 696-0740

                  (b) if to the Trust:            American Industrial Properties REIT
                                                  6210 North Beltline, Suite 170
                                                  Irving, Texas 75063
                                                  Attention: Charles W. Wolcott
                                                  Telecopy Number: (972) 756-0704

                      With a copy to (which       Locke Liddell & Sapp LLP
                      copy shall not              2200 Ross Avenue
                      constitute notice):         Suite 2200
                                                  Dallas, Texas 75201
                                                  Attention: Bryan L. Goolsby
                                                  Telecopy Number: (214) 740-8800


--------------------------------------------------------------------------------


                      With a copy to (which       Thompson & Knight
                      copy shall not              1700 Pacific Avenue
                      constitute notice):         Suite 3300
                                                  Dallas, Texas 75201
                                                  Attention:  Jack M. Little
                                                  Telecopy Number:  (214) 696-1363

All notices shall be deemed given only when actually received.

         8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or Interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Schedules and the other agreements entered into in connection with the Merger
(a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except as provided in Section 5.7 ("Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the persons who had been members of the Board of Managers prior to the Effective Time.

         8.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations of any party under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

         8.8 Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Texas or Ohio, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal


--------------------------------------------------------------------------------
jurisdiction of any federal court located in Texas or Ohio if any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.10 Survival. The obligations of Buyer, Parent and the Surviving Corporation (other than their representations and warranties) shall survive the Closing in accordance with their terms until barred by the applicable statute of limitations.




--------------------------------------------------------------------------------

         IN WITNESS WHEREOF, Parent, Buyer and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                      DDR TRANSITORY SUB INC.,
                                      a Texas corporation


                                      By:    /s/ James A. Schoff
                                             -------------------------------
                                      Name:  James A. Schoff
                                      Title: Vice President


                                      AMERICAN INDUSTRIAL PROPERTIES REIT,
                                      a Texas real estate investment trust


                                      /s/ Charles W. Wolcott
                                      --------------------------------------
                                      Charles W. Wolcott, President and
                                      Chief Executive Officer



                                      DEVELOPERS DIVERSIFIED REALTY
                                      CORPORATION, an Ohio corporation



                                      By:    /s/ James A. Schoff
                                             -------------------------------
                                      Name:  James A. Schoff
                                      Title: Vice Chairman and Chief Investment
                                             Officer


--------------------------------------------------------------------------------

                                 Schedule 6.2(i)

                 CERTIFICATION OF ENTITY TRANSFEROR RELATING TO

                   FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT

                             (For each DDR Property)

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest, the undersigned hereby certifies the following on behalf of American Industrial Properties REIT ("Seller":

         (1) Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         (2) Seller's U.S. employer identification number is _________________________; and

         (3) The office address of the Seller is 6210 North Beltline, Suite 170, Irving Texas, 75063.

         Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under the penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

                                          AMERICAN INDUSTRIAL PROPERTIES REIT, a
                                          Texas real estate investment trust


                                          By:
                                             -----------------------------------
Date:           , 2000
      ----------
                                          Its:
                                              ----------------------------------

                                   EXHIBIT A


                               Articles of Merger

                                   EXHIBIT B


                                 DDR Properties



                                                                        Cap Value
        Property                  City                      ST          2000 NOI
        --------                  ----                      --          --------
        Skygate                   Phoenix                   AZ          $ 10,975
        Washington Bus            Phoenix                   AZ          $  9,498
        Kodak                     San Diego                 CA          $  6,322
        Sorrento                  San Diego                 CA          $  5,836
        Tamarac Square            Denver                    CO          $ 13,554
        Volusia Point             Daytona Beach             FL          $  8,244
        Winter Park               Orlando                   FL          $ 10,223
        Apollo Drive              Chelmsford                MA          $ 21,228
        Tech 29 I                 Silver Spring             MD          $ 13,533
        Tech 29 II                Silver Spring             MD          $  7,386
        Tech 29 III               Silver Spring             MD          $  7,865
        1881 Pine St.             St. Louis                 MO          $  7,798
        Alumax Bldg.              Streetsboro               OH          $  2,644
        Hardline                  Aurora                    OH          $  6,952
        Heritage B Ctr.           Twinsburg                 OH          $  1,731
        Heritage VSA              Twinsburg                 OH          $  3,769
        Steris Bldg.              Mentor                    OH          $  1,460
        2121 Glenville            Dallas                    TX          $  1,720
        Beltline                  Dallas                    TX          $  4,882
        Carpenter                 Dallas                    TX          $  1,847
        Carrier Place             Grand Prairie             TX          $  3,624
        Commerce Center           Houston                   TX          $ 13,016
        Commerce Park             Houston                   TX          $  4,367
        DFW North                 Grapevine                 TX          $  3,316
        Gateway 5 and 6           Irving                    TX          $  4,939
        Meridian                  Arlington                 TX          $  1,598
        Northgate II              Dallas                    TX          $  6,083
        Northgate III             Dallas                    TX          $ 11,168
        Parkway Tech              Plano                     TX          $  4,188
        Plaza SW                  Houston                   TX          $  5,442
        Shady Trail               Dallas                    TX          $  2,218
        TechniPark 10             Houston                   TX          $  3,910
        Valley View               Dallas                    TX          $  6,709
        Valwood II                Carrollton                TX          $  2,100
        Westchase Park            Houston                   TX          $  2,582
        Greenbrier Circ.          Chesapeake                VA          $ 16,139
        Greenbrier Tech           Chesapeake                VA          $  6,527
        Norfolk                   Norfolk                   VA          $ 21,201
        Northwest Bus             Menomenee Falls           WI          $  4,713
                                                                        --------
        TOTALS                                                          $271,309
                                                                        ========

        Valley View                                                     $  1,023
        Cameron Creek                                                   $    836
        Summit Park                                                     $    732
        Post Office                                                     $    811
                                                                        --------
        TOTAL                                                           $274,711
                                                                        ========

                                   EXHIBIT C


                Form of Compromise, Settlement and Mutual Release

                                   EXHIBIT D

                                    Form of

                          TENANT ESTOPPEL CERTIFICATE

TO:      Developers Diversified Realty Corporation  ("DDRC")
         3300 Enterprise Parkway
         Beachwood, Ohio 44122

RE:      Merger of American Industrial Properties REIT with DDR Transitory
         Sub Inc.

         The undersigned (the "Tenant"), as tenant under that certain lease (the "Lease") dated ______________, ____, made with __________________________
(together with its successors and/or assigns, the "Landlord"), covering approximately _____ square feet of space at the Landlord's property generally described as ___________________________________ in ___________[city]__,
___________[state]__ (the "Premises"), hereby certifies as follows:

         (1) The Tenant has entered into occupancy of the Premises described in the Lease. The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as follows:________________________________________________________________________
_______________________________________________________________________________.
The Lease, as amended as indicated in the preceding sentence, represents the entire agreement between the parties as to said leasing.

         (2) The commencement date of the term of the Lease is _______________. The expiration date of the term of the Lease is _______________________. The Tenant has no rights to renew or extend the term of the Lease except as follows:
_____________________________________________________________________________.

         (3) All conditions of the Lease to be performed by the Landlord and necessary to the enforceability of the Lease have been satisfied. There are no defaults by either the tenant or, to the Tenant's knowledge, the Landlord thereunder, and, to the Tenant's knowledge, no event has occurred or situation exists which would, with the passage of time, constitute a default under the Lease. All improvements or work required under the Lease to be made by the Landlord to date, if any, have been completed to the satisfaction of the tenant. Charges for all labor and materials used or furnished in connection with improvements and/or alterations made for the account of the Tenant at the Premises and common areas have been paid in full. On this date there are no existing defenses, offsets, claims or credits which the Tenant has against the enforcement of the Lease by the Landlord except for prepaid rent through __________________ (not to exceed two months).

         (4) Monthly rent in the amount of $_________________ is payable on the _____ day of each month during the Lease term. No rents have been prepaid more than two (2) months in advance and full rental, including basic minimum rent, if any, has commenced to accrue.

         (5) The Tenant has no option or preferential right to purchase all or any part of the Premises, or the land of which the Premises are a part. The Tenant has no rights or interest with respect to the Premises other than as a tenant under the Lease. The Tenant has not assigned or sublet its interest in the Premises.

         (6) The Tenant has paid to the Landlord a security deposit in the amount of $________________.

         (7) The Tenant has all governmental permits, licenses and consents required for the activities and operations being conducted or to be conducted by it in or around the Premises.

         (8) That as of the date hereof, there are no actions, whether voluntary or otherwise, pending against the Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

         (9) The Tenant understands that this certificate is binding on Tenant and the merger described above will be completed in reliance upon, among other things, this certificate, and that DDRC and its successors and/or assigns may rely on this certificate.

         EXECUTED this _____ day of ____________________, ___.


                                          TENANT:


                                          -------------------------------------

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


ATTEST/WITNESS:



---------------------------------------